UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)
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PENWEST PHARMACEUTICALS CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 Penwest Pharmaceuticals Co.

2981 Route 22, Suite 2
Patterson, New York 12563

[          ], 2010

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Penwest Pharmaceuticals Co. to be held on June 22, 2010 at 10:00 a.m., local time, at The Ethan Allen Hotel, 21 Lake Avenue Extension, Danbury, CT 06811.

This year’s meeting is very important. At this meeting, we have proposed a slate of director nominees and a vote to ratify the appointment of our auditors. Two shareholders of the company have provided notice that they intend to nominate and solicit proxies for their own nominees for election as directors at the annual meeting. Our board of directors considered the nominations of these individuals and believes that their election would not be in the best interests of our company.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF OUR DIRECTOR NOMINEES AND TO RATIFY THE APPOINTMENT OF OUR AUDITORS ON THE ENCLOSED WHITE PROXY CARD.

We sincerely hope you will be able to attend our annual meeting. We consider the votes of all shareholders important, whether you own a few shares or many. Whether or not you plan to attend the meeting, please vote as soon as possible, following the instructions on the enclosed WHITE proxy card. Please note that you may only vote your shares on one proxy card. If you submit our WHITE proxy card and any proxy card furnished by any other person, the last-dated proxy card submitted by you for the annual meeting will be the proxy card used for the determination of how to vote your shares at the annual meeting. You may vote by proxy over the Internet, by telephone or by mail by completing, signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. You may revoke your proxy at any time before its exercise at our annual meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in Penwest.

Your vote is extremely important. If you have any questions or require any assistance in voting your shares, please call our proxy solicitor, Mackenzie Partners, Inc., toll-free at (800) 322-2885.

Very truly yours,

Jennifer L. Good
President and Chief Executive Officer

PENWEST PHARMACEUTICALS CO.
2981 Route 22, Suite 2
Patterson, New York 12563

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m., local time, on Tuesday, June 22, 2010
Place	The Ethan Allen Hotel, 21 Lake Avenue Extension, Danbury, CT 06811
Items of Business	At the meeting, we will ask you and our other shareholders to:
(1) elect three class I directors for a term to expire at the 2013 annual meeting of shareholders;
(2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010; and
(3) transact any other business as may properly come before the meeting or any adjournment of the meeting.
The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You are entitled to notice of and to vote at our 2010 annual meeting if you were a shareholder of record at the close of business on April 30, 2010.
Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote as soon as possible. You may only vote your shares on one proxy card. If you submit our WHITE proxy card and any proxy card furnished by any other person, the last-dated proxy card submitted by you for the annual meeting will be the proxy card used for the determination of how to vote your shares at the annual meeting. You may vote by proxy over the Internet, by telephone or by submitting your proxy card by completing, signing, dating and returning your proxy card in the postage paid envelope provided. Your vote is important, whether you own a few shares or many. You may revoke your proxy at any time before its exercise at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/  Frank P. Muscolo
Frank P. Muscolo
Corporate Secretary

Patterson, New York
[          ], 2010

MATTERS RELATING TO ELECTION OF DIRECTORS

Our board of directors, on the recommendation of our nominating and governance committee, has set the number of directorships in class I at three and has nominated Christophe M. Bianchi, Paul E. Freiman and Jennifer L. Good for election as class I directors. All three individuals have consented in writing to being named as nominees in our proxy statement and to serve as directors of Penwest if elected. We consider the nominees, each of whom is an incumbent director, to be well qualified and to have been a valuable contributor to our board of directors since they joined our board.

Please note that Tang Capital Partners, LP (often referred to in this document as Tang Capital) and Perceptive Life Sciences Master Fund Ltd. (often referred to in this document as Perceptive) have provided notice that they intend to nominate their own nominees for election as class I directors at the 2010 annual meeting and solicit proxies for use at the annual meeting to vote in favor of their board nominees. Our board of directors opposes the election of any director nominee of Tang Capital and Perceptive. You may receive proxy solicitation materials from Tang Capital and Perceptive or other persons or entities affiliated with them, including an opposition proxy statement and proxy card.

THE BOARD URGES YOU NOT TO SIGN OR RETURN ANY GOLD OR OTHER PROXY CARD SENT TO YOU BY TANG CAPITAL AND PERCEPTIVE OR ANY PERSON OTHER THAN PENWEST.

INCLUDED WITH THIS PROXY STATEMENT IS A WHITE PROXY CARD WHICH WILL ALLOW YOU TO VOTE ON THE ELECTION OF OUR BOARD’S DIRECTOR NOMINEES.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF OUR BOARD’S DIRECTOR NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

Even if you have previously signed a proxy card sent by another party, you have the right to change your vote by using the enclosed WHITE proxy card. You may submit your proxy by telephone, by Internet, or by signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you submit will be counted.

PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED MAY 5, 2010

PENWEST PHARMACEUTICALS CO.

PROXY STATEMENT

For our Annual Meeting of Shareholders to be held on June 22, 2010

Penwest Pharmaceuticals Co., a Washington corporation (often referred to as “Penwest,” “we” or “us” in this document), has made these proxy materials available to you on the Internet and has delivered paper copies of these materials to you by mail in connection with our 2010 Annual Meeting of Shareholders to be held at The Ethan Allen Hotel, 21 Lake Avenue Extension, Danbury, CT 06811 on Tuesday, June 22, 2010 at 10:00 a.m., local time, and at any adjournment thereof. As a shareholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement. If you need directions for the annual meeting in order to attend and vote in person, please call our Corporate Secretary, Frank Muscolo, at (845) 878-8400.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The accompanying proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

The proxy materials include our proxy statement for the meeting and a WHITE proxy card for the meeting.

We are mailing this proxy statement and the enclosed proxy card to our shareholders on or about May 13, 2010.

Please note that we have received notice from Tang Capital and Perceptive of their intention to nominate their own nominees for election to our board of directors at the annual meeting. We refer to these nominees as the Tang Capital/Perceptive nominees. Our board does not endorse the Tang Capital/Perceptive nominees. We urge shareholders NOT to vote any proxy card that you may receive from Tang Capital and Perceptive or any other party.

Our board urges you to vote our WHITE proxy card and to vote FOR our director nominees. Our board believes that Christophe M. Bianchi, Paul E. Freiman and Jennifer L. Good will better serve the interests of our shareholders than the Tang Capital/Perceptive nominees.

Please also note that we are not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Tang Capital and Perceptive or any other party or any other statements that any other party may otherwise make.

IMPORTANT

If you have any questions about how to ensure that your shares are voted at the annual meeting in accordance with your wishes, please call our proxy solicitor:

105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This proxy statement, our annual report to shareholders and our annual report on Form 10-K for fiscal year 2009 are available electronically at http://materials.proxyvote.com/709754.

Additionally, you can find our annual report on Form 10-K for the year ended December 31, 2009 through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our annual report on Form 10-K, free of charge, from us by sending a written request to: Penwest Pharmaceuticals Co., Attention: Corporate Secretary, 2981 Route 22, Suite 2, Patterson, New York 12563.

INFORMATION ABOUT THE ANNUAL MEETING

Who may vote?

Holders of record of our common stock at the close of business on April 30, 2010, the record date for the annual meeting, are entitled to one vote per share on each matter properly brought before the meeting. As of the close of business on April 30, 2010, 31,877,826 shares of our common stock were outstanding. If you were a shareholder of record on that date, you are entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting.

How may I vote my shares if I am a shareholder of record?

If you are a shareholder of record (meaning that you hold shares in your name in the records of our transfer agent, BNY Mellon Shareowner Services), you may vote your shares in person at the meeting, by mail, by telephone or over the Internet:

•	To vote in person, you must attend the meeting, and then mark, date and sign the WHITE proxy card or the ballot provided at the meeting and submit it at the meeting.

•	To vote by mail, you must mark, sign and date the WHITE proxy card and then mail the WHITE proxy card in the enclosed postage-paid envelope.

•	To vote by telephone, call 1-888-693-8683 and follow the instructions on the WHITE proxy card. If you vote by telephone, you do not need to mark, sign and date your proxy card.

•	To vote over the Internet, please go to the website www.cesvote.com and follow the instructions on the WHITE proxy card. If you vote over the Internet, you do not need to mark, sign and date your proxy card.

Instructions for providing a proxy to Tang Capital and Perceptive will presumably be furnished by them.

PLEASE BE AWARE THAT YOU CANNOT VOTE FOR OUR NOMINEES ON ANY PROXY CARD PROVIDED BY TANG CAPITAL AND PERCEPTIVE. TO VOTE FOR DR. BIANCHI, MR. FREIMAN AND MS. GOOD YOU MUST FOLLOW THE INSTRUCTIONS ON THE WHITE PROXY CARD OR ATTEND THE ANNUAL MEETING IN PERSON.

All proxies will be voted in accordance with the instructions of the shareholders. If no choice is specified, then the designated persons will vote your shares in accordance with the recommendation of our board of directors. Our board recommends that you vote FOR the election of Dr. Bianchi, Mr. Freiman and Ms. Good and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010. You may only vote your shares on one proxy card. If you submit our WHITE proxy card and any proxy card furnished by Tang Capital and Perceptive or any other person, the last-dated proxy card submitted by you for the annual meeting will be the proxy card used for the determination of how to vote your shares at the annual meeting.

IMPORTANT

If you have any questions about how to ensure that your shares are voted at the annual meeting in accordance with your wishes, please call our proxy solicitor:

105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

How may I vote my shares if I hold them in “street name?”

If your shares are held in “street name,” we encourage you to provide voting instructions to your broker, bank or other nominee by giving your proxy to them. In order to vote your shares, you will need to follow the directions your bank or broker provides to you. Many banks and brokers may solicit voting instructions over the Internet or by telephone. If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The election of directors is a “non-discretionary” item. The ratification of the selection of Ernst & Young LLP is a “discretionary” item.

What do I need for admission to the annual meeting?

You are entitled to attend the annual meeting in person only if you are a shareholder of record or a beneficial owner of our stock as of the close of business on April 30, 2010, or if you hold a valid proxy for the annual meeting. If you are the shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the annual meeting. You should be prepared to present photo identification for admission. If you held your shares in street name, you should provide proof of beneficial ownership on the record date, a copy of the voting-instruction card provided by your broker, bank, or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

How may I change or revoke my vote?

If you are a shareholder of record, even if you complete and return a proxy card, you may change or revoke it at any time before it is exercised by:

•	sending written notice to our Corporate Secretary at our address above that you wish to revoke your proxy;

•	granting another proxy with a later date (which automatically revokes the earlier proxy); or

•	attending the meeting, notifying our Corporate Secretary that you are present and intend to revoke your proxy, and then voting by ballot.

Attendance at the annual meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the annual meeting that the shareholder intends to revoke the proxy and vote in person. If you own shares in street name, your bank or brokerage firm should provide you with instructions for changing your vote.

What is the white proxy card?

The white proxy card enables you to appoint Jennifer L. Good, our chief executive officer, and Frank P. Muscolo, our corporate secretary, as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Ms. Good and Mr. Muscolo to vote your shares at the meeting as you have instructed on the proxy card. If you do not specify on the proxy card how your shares should be voted, they will be voted as recommended by our board of directors. This way, you can vote your shares whether or not you attend the meeting.

What should I do if I receive a proxy card from Tang Capital and Perceptive?

Tang Capital and Perceptive have provided notice that they intend to nominate their own nominees for election as directors at the annual meeting and solicit proxies for use at the annual meeting to vote in favor of their nominees and their proposals. You may receive proxy solicitation materials from Tang Capital and Perceptive, including an opposition proxy statement and proxy card.

OUR BOARD URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY TANG CAPITAL AND PERCEPTIVE.

You may only vote your shares on one proxy card. If you submit our WHITE proxy card and any other proxy card furnished by Tang Capital and Perceptive or any other person, the last-dated proxy card submitted by you for the annual meeting will be the proxy card used for the determination of how to vote your shares at the annual meeting. Even if you have previously signed a proxy card sent by Tang Capital and Perceptive, you have the right to revoke or change your vote by following the instructions on the WHITE proxy card and submitting your proxy by telephone or by internet or by signing, dating, and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by Tang Capital and Perceptive or any person other than us.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of at least 15,938,914 shares, representing a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting.

Shares of common stock present in person or represented by proxy (including “broker non-votes” and shares that are abstained or withheld, or with respect to which no voting instructions are provided for one or more matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?

Proposal One

Under our bylaws, the three nominees for director receiving the highest number of votes cast FOR election as class I directors will be elected as class I directors, regardless of whether any of those numbers represents a majority of the votes cast.

On our WHITE proxy card, you may vote FOR all three of our nominees, WITHHOLD your vote from all three of our nominees or WITHHOLD your vote from one or two of our nominees.

Proposal Two

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on the matter is needed to ratify the appointment of our independent registered public accounting firm.

How will votes be counted?

Each share of common stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter or as being cast if (1) the holder of the shares either withholds authority in the proxy to vote for a particular director nominee, or abstains from voting on a particular matter, or (2) the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting on either proposal.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	FOR proposal one — elect our three nominees to the board of directors as class I directors;

•	FOR proposal two — ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010;

Will any other business be conducted at the annual meeting?

Our board of directors does not know of any other business to be conducted or matters to be voted upon at the annual meeting. Under our bylaws, the deadline for shareholders to notify us of nominations for director to be presented for action at an annual meeting is 120 days in advance of the date of the annual meeting. Shareholders must provide written notice to us of any proposals to be presented for action at the annual meeting, other than the nomination of a director, not less than 60 days nor more than 90 days prior to the meeting. However, if we provide less than 70 days notice or prior public disclosure of the date of the annual meeting to our shareholders, we must receive the notice no later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Both of these deadlines have passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter.

Who is soliciting proxies and who pays for the solicitation of proxies?

We are soliciting proxies from our shareholders and will bear the costs of soliciting proxies on the WHITE proxy card. In addition to solicitations by mail, our directors and officers identified on Appendix A, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, e-mail, messenger or in person. We may also solicit shareholders through press releases issued by us, advertisements in periodicals and postings on our website.

We have also retained Mackenzie Partners, Inc. to assist in the solicitation of proxies, for a fee estimated to be up to approximately $150,000 plus out-of-pocket expenses. In addition, we have agreed to indemnify Mackenzie Partners against certain liabilities arising out of or in connection with the engagement. Mackenzie Partners has advised us that approximately 25 of its employees will be involved in the proxy solicitation by Mackenzie Partners on our behalf. Total expenses, including legal and other advisory fees, in connection with the solicitation are currently estimated to be at $750,000, of which $[     ] has been expended to date.

We have requested brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may I submit a proposal for the 2011 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2011 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. We must receive your proposal intended for inclusion in the proxy statement at the address noted below no later than January 13, 2011. However, if our 2011 annual meeting is held more than 30 days earlier than the 2010 annual meeting was held in 2010, we will advise you of the date by which you must submit proposals in one of our quarterly reports on Form 10-Q.

If you wish to present a proposal at the 2011 annual meeting, other than the nomination for a director, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card or have not complied with the requirements for inclusion of such proposal in the proxy statement under SEC rules, you must give written notice to us at the address noted below. Our bylaws specify the information that must be included in any such notice, including a brief description of the business to be brought before the annual meeting and the name of the shareholder proposing such business. We must receive this notice at least 60 days, but not more than 90 days, prior to the 2011 annual meeting of shareholders. However, if we provide less than 70 days notice or prior public disclosure of the date of the 2011 annual meeting of shareholders, we must receive this notice no later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

If you wish to nominate an individual for election to our board of directors at the 2011 annual meeting, we must receive a notice from the shareholder of the intent to make a nomination no later than 120 days in advance of the 2011 annual meeting of shareholders.

Any proposals, notices or information about shareholder proposals should be sent to:

Penwest Pharmaceuticals Co.
2981 Route 22, Suite 2
Patterson, New York 12563
Attention: Corporate Secretary

Are annual meeting materials householded?

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple beneficial owners who share an address unless we received contrary instructions from any beneficial owner at that address. If you hold your shares in “street name” (i.e., in the name of a bank, broker or other nominee), share an address with another beneficial owner, and have received only one proxy statement and annual report, you may contact the bank, broker or other nominee to request a separate copy of these materials or to discontinue householding. You may also request separate copies of our proxy statement and annual report by contacting us at: Corporate Secretary, Penwest Pharmaceuticals Co., 2981 Route 22, Suite 2, Patterson, New York 12563, or by calling us at (845) 878-8400.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our board of directors is divided into three classes and currently consists of three class I directors (Christophe M. Bianchi, Paul E. Freiman and Jennifer L. Good), three class II directors (Peter F. Drake, David P. Meeker and Anne M. VanLent) and two class III directors (Joseph E. Edelman and Kevin C. Tang). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of shareholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. The class I, class II and class III directors were elected to serve until the annual meeting of shareholders to be held in 2010, 2011 and 2012, respectively, and until their respective successors are elected and qualified. Existing directors are granted the power to fill a vacancy that occurs on the board of directors, and any director elected to fill a vacancy is entitled to serve until the next annual meeting of shareholders.

Our board of directors, on the recommendation of our nominating and governance committee, has nominated Christophe M. Bianchi, Paul E. Freiman and Jennifer L. Good for election as class I directors. We consider all three nominees, each of whom is an incumbent director, to be well qualified and to have been a valuable contributor to our board of directors since they joined our board.

The persons named in the WHITE proxy card will vote to elect Dr. Bianchi, Mr. Freiman and Ms. Good as class I directors, unless the proxy is marked otherwise. Each of Dr. Bianchi, Mr. Freiman and Ms. Good has indicated a willingness to continue to serve as a director, if elected. If any of the nominees named in our proxy statement becomes unable to serve or for good cause will not serve, the proxies may be voted for a substitute for the nominees, as selected by our board of directors.

No director, director nominee or executive officer is related by blood, marriage or adoption to any other director, director nominee or executive officer. Except as described below with respect to Mr. Edelman and Mr. Tang, no director, director nominee or executive officer, or any associate of any such director, director nominee or executive officer, is a party adverse to us, or has a material interest adverse to us, in any legal proceeding. No director, director nominee or executive officer has any interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting, other than the proposed election of our nominees to office.

Our board of directors recommends a vote FOR our nominees, Dr. Bianchi, Mr. Freiman and Ms. Good.

Certain Matters Relating to this Year’s Election

On December 29, 2009, at the request of Messrs. Tang and Edelman, Mr. Freiman, our chairman of the board of directors and then-chairman of the nominating and governance committee, and Ms. Good held a conference call with Messrs. Tang and Edelman to discuss issues relating to the election of directors at the 2010 annual meeting of shareholders. On this call, Messrs. Tang and Edelman informed Mr. Freiman and Ms. Good that Tang Capital and Perceptive would be proposing an alternative slate of directors to the board’s Class I directors for election at the 2010 annual meeting of shareholders.

On January 21, 2010, the nominating and governance committee met to discuss the composition of Penwest’s board of directors and the identity and qualifications of the incumbent Class I directors up for reelection. In addition, Mr. Freiman and Ms. Good updated the nominating and governance committee relating to discussions they had had with Messrs. Tang and Edelman regarding the 2010 annual meeting of shareholders and the possible nomination by them of a slate of directors other than the incumbent Class I directors. During this meeting, the committee agreed to consider carefully any candidates nominated by Mr. Tang and Mr. Edelman or any other Penwest shareholder and act on such nominations as appropriate.

On January 22, 2010, Mr. Tang spoke with Mr. Freiman and suggested three potential candidates for consideration as board nominees, and on January 25, 2010 Mr. Tang sent an email to Mr. Freiman with information regarding these potential candidates.

On February 5, 2010, Tang Capital and Perceptive sent a joint letter notifying us of their intention to nominate three Tang Capital/Perceptive designees for election to the board as Class I directors at the 2010 annual meeting (the “February 5 Letter”). Also on February 5, 2010, Tang Capital and Perceptive each filed an amendment to its Schedule 13D filings to state as such. Only two of the designees had been suggested by Mr. Tang when he spoke with Mr. Freiman in January 2010. The third candidate proposed by Mr. Tang in January 2010 had indicated that he would only serve on an agreed, non-contested slate of directors and was not included among the designees in the February 5 Letter.

On February 12, 2010, we confirmed in writing to Tang Capital and Perceptive that the size of our board of directors was currently fixed at a total of eight directorships, that there were no vacancies on the board of directors at such time and that our bylaws had not been amended since November 7, 2007. Also on February 12, 2010, we notified Tang Capital and Perceptive that our nominating and governance committee would assess their three designees using the same criteria and the same process as for other candidates and we requested certain information from the three Tang Capital/Perceptive designees.

On February 19, 2010, the nominating and governance committee met to discuss (i) the composition of the committee in light of the Tang Capital and Perceptive board nominations, (ii) the process of interviewing and vetting potential board candidates and (iii) the possibility of agreeing upon a compromise slate of nominees in order to avoid a proxy contest at the 2010 annual meeting. At this meeting, Dr. Drake replaced Mr. Freiman on the committee and Ms. Anne VanLent was appointed chairperson of the committee and authorized to explore settlement possibilities with Messrs. Tang and Edelman.

On February 26, 2010, we confirmed in writing to Tang Capital and Perceptive that Tang Capital and Perceptive’s nomination notice had been timely received and that, assuming the accuracy and completeness of the information contained in their notice, their notice in all other respects met the requirements of our bylaws in regard to notices of intention to nominate. We also confirmed that it was the intention of the nominating and governance committee of our board of directors to recommend to our board three candidates for nomination by the board for election as Class I directors at our 2010 annual meeting of shareholders.

On March 5, 2010, the nominating and governance committee met to (i) continue its discussion of a potential settlement with Tang Capital and Perceptive and (ii) begin its assessment of the candidates officially nominated by Tang Capital and Perceptive in the February 5 Letter and the other potential candidate proposed by Mr. Tang who had indicated that he would only serve on an agreed, non-contested slate of directors. During this meeting, the committee members reviewed background information concerning each of these potential directors, including information provided by the candidates themselves and independent third party sources. Following this meeting, the committee agreed to again reach out to Messrs. Tang and Edelman to see if we could agree upon a mutually acceptable compromise slate. In addition, the committee agreed that members of the committee should conduct interviews of the three candidates originally proposed by Mr. Tang in January 2010 to determine their respective skills and ability to represent all of Penwest’s shareholders.

During the last week of March 2010, members of the nominating and governance committee met with the three candidates.

On April 2, 2010, the nominating and governance committee met to further discuss all of the potential nominees for election to the board of directors. During the meeting, the committee discussed the interviews that had occurred during the last week of March, 2010 with the proposed three candidates of Tang Capital/Perceptive. In addition, the committee further explored alternative settlement proposals to be communicated to Tang Capital and Perceptive by Ms. VanLent.

On April 9, 2010, the nominating and governance committee met. During this meeting, the committee: (i) reviewed its fiduciary duties with Penwest’s legal counsel, (ii) discussed the status of settlement discussions with Tang Capital and Perceptive, particularly in light of the bona fides of the candidates proposed by Tang Capital/Perceptive, (iii) reviewed in detail the bona fides of each of the nominees contained in the February 5 Letter and the additional proposed candidate, (iv) compared the proposed candidates named in the February 5 Letter and the additional proposed candidate with the incumbent Class I board members, particularly with regard to each candidate’s ability to represent the interests of all shareholders of the company and the skills acquired by each person through his or her experience, and (v) considered the costs to the company of a proxy fight at the 2010 annual meeting of shareholders. Following this, and based on the nominating and governance committee’s conclusion that the Tang Capital/Perceptive candidates were less likely to represent the interests of all shareholders of the company and that the skills and experience of the current Class I board members compared favorably to the skills and experience of the candidates proposed by Tang Capital/Perceptive, the committee determined that it would be in the best interest of the shareholders to set the number of directorships in class I at three and to nominate Dr. Bianchi, Mr. Freiman and Ms. Good for election as class I directors at the 2010 annual meeting.

On April 22, 2010, the board of directors met to hear and consider the report of the nominating and governance committee with respect to the nominees for class I directors. After taking into account the recommendation of the nominating and governance committee, the board determined that it would be in the best interest of the shareholders to set the number of directorships in class I at three and to nominate Dr. Bianchi, Mr. Freiman and Ms. Good for election as class I directors at the 2010 annual meeting.

On April 23, 2010, we filed on EDGAR preliminary proxy materials and additional soliciting materials. Since that time, we have filed on EDGAR at various times revised preliminary and definitive proxy materials and additional soliciting materials.

On May 7, 2010, Tang Capital and Perceptive filed preliminary proxy materials advocating three candidates for election to our board of directors at our 2010 annual meeting of shareholders.

Director Nominees

Set forth below are the names of the nominees for class I directors, their ages as of April 1, 2010, the year in which each first became a director, if applicable, their positions and offices with us, if applicable, their principal occupations and business experience during at least the past five years, and the names of other public companies for which they currently serve or have served within the past five years as a director.

We have also included information with respect to each nominee’s specific experience, qualifications, attributes and skills that led our board to conclude that such individual should serve as one of our directors. We believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They have each demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board.

Class I Nominees

DR. CHRISTOPHE M. BIANCHI
Age: 48

Christophe M. Bianchi has served as one of our directors since June 2007. Dr. Bianchi is currently Executive Vice President of Millennium: The Takeda Oncology Company. Dr. Bianchi has held this position since May 2008, when Takeda Pharmaceutical Company Limited, or Takeda, acquired Millennium Pharmaceuticals, Inc., or Millennium. Dr. Bianchi was Executive Vice President, Commercial Operations of Millennium from 2006 until Takeda acquired Millennium in May 2008. Dr. Bianchi has held this position since he joined Millennium in 2006. Prior to joining Millennium in 2006, Dr. Bianchi served in a variety of positions at Sanofi-Aventis, a pharmaceutical company, including from 2004 to 2006 as the head of the U.S. oncology business unit of Sanofi-Aventis, and from 2001 through 2004 as Vice President of the Internal Medicine and Central Nervous System Business Unit of Sanofi. Dr. Bianchi received an M.D. from the University of Reims-Champagne in France and an M.B.A. from the Wharton School at the University of Pennsylvania. He is also a graduate of Ecole Des Hautes Etudes Commerciales (EDHEC Graduate School of Management) in France. Dr. Bianchi has substantial experience and expertise in the pharmaceutical industry and, in particular, experience and expertise with respect to the development and commercialization of pharmaceuticals. Based on this, he provides significant insight and perspective to our board regarding relationships with pharmaceutical companies and their efforts in the development and commercialization of our products, as well as contacts for the company in its business developments efforts. Dr. Bianchi also has a medical background which is valuable to our board.

PAUL E. FREIMAN
Age: 75

Paul E. Freiman has served as our Chairman of the Board since February 2005 and served as our Lead Director from 1997 to 2005. Mr. Freiman is president of ThirdAge Pharma LLC, a consulting firm that he founded in January 2009. Mr. Freiman served as the Chief Executive Officer and President of Neurobiological Technologies, Inc., a biotechnology company, from May 1997 to December 2008. Mr. Freiman is also a director of Calypte Biomedical Corporation, a developer of in vitro testing solutions, NeoPharm Inc., a biotechnology company, NovaBay Pharmaceuticals, Inc., a pharmaceutical company, and Otsuka America Pharmaceuticals Inc., a pharmaceutical company. He is a graduate of Fordham University with a B.S. in Pharmacy and received an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy. Mr. Freiman has a strong commercial background as well as tremendous insight into the drug development process and the scientific, operational and regulatory aspects of clinical trials. Mr. Freiman is a veteran of the industry, serving as chairman and chief executive officer of both a major pharmaceutical and a biotechnology company and brings unique insights and understanding of the company’s challenges, strategy and operations. Mr. Freiman is our longest serving board member, providing board leadership for 13 years and has extensive knowledge of our business. His leadership skills, consensus building skills and focus on corporate governance have been critical to the operations of our board over the years, particularly through the management transitions and changes in directors that we have experienced.

JENNIFER L. GOOD
Age: 45

Jennifer L. Good has served as one of our directors and as our President and Chief Executive Officer since June 2006. Ms. Good served as our President, Chief Operating Officer and Chief Financial Officer from November 2005 to June 2006, and Chief Financial Officer from February 1997 to November 2005. Ms. Good received a Bachelor of Business Administration degree from Pacific Lutheran University and is a Certified Public Accountant licensed by the state of Washington. Ms. Good has served the company as its Chief Financial Officer, Chief Operating Officer, President, Chief Executive Officer and, since the departure of the Chief Financial Officer in January 2009, acting again as our principal financial officer. Ms. Good also has a strong financial background and experience in raising capital and in business development. Based on this experience, Ms. Good has a unique understanding of our company and our operations, strategy, challenges and risks. She is critical to our relationships with Endo Pharmaceuticals Inc. (Endo), Edison Pharmaceuticals Inc. (Edison) and Otsuka America Pharmaceutical, Inc. (Otsuka) and has demonstrated her leadership skills as she kept our management team and employees motivated during a time with significant external pressures and a number of employee reductions.

Other Continuing Directors

Set forth below are the names of each of our other current directors who will continue to serve as directors following the annual meeting, the year in which each first became a director, their ages as of April 1, 2010, the year in which each first became a director, if applicable, their positions and offices with us, if applicable, their principal occupations and business experience during at least the past five years, and the names of other public companies for which they currently serve or have served within the past five years as a director.

Directors Whose Terms Expire in 2011 (Class II Directors)

DR. PETER F. DRAKE
Age: 56

Peter F. Drake has served as one of our directors since April 2005. Dr. Drake is currently the Managing General Partner of Mayflower Partners, a healthcare investment fund. From 2002 until December 2009, Dr. Drake served as the General Partner of Vector Fund Management, LP, a venture capital firm. From 1999 to 2002, he served as a Managing Director in the Equity Research Department of Prudential Securities, Inc., following Prudential’s acquisition of Vector Securities International, an investment banking firm co-founded by Dr. Drake in 1988. He currently serves on the board of directors of Trustmark Insurance Co., a healthcare insurance provider, and Cortex Pharmaceuticals, Inc., a neuroscience company, and Rodman & Renshaw, an investment bank. Dr. Drake received a B.A. in Biology from Bowdoin College, and a Ph.D. in Biochemistry and Neurobiology from Bryn Mawr College. Dr. Drake brings strong strategic, financial and investment skills and experience to our board of directors. Over his years on our board, Dr. Drake has provided significant contributions to our discussions regarding financing options, strategic transactions and the strategic direction of Penwest. Dr. Drake also has many strong relationships in the industry that have been useful in our business development efforts.

DR. DAVID P. MEEKER
Age: 55

David Meeker has served as one of our directors since January 2007. Dr. Meeker has served in various roles at Genzyme Corporation, a pharmaceutical company, since 1994, including as Executive Vice President and Chief Operating Officer since March 2010, Executive Vice President, Therapeutics, Biosurgery, and Transplant from March 2008 to March 2010, President of the LSD (Lysosomal Storage Diseases) Therapeutics business unit from March 2003 through March 2008, Senior Vice President, Therapeutics Europe from May 2000 to March 2003 and as Senior Vice President, Medical Affairs from June 1998 to May 2000. Dr. Meeker is a Fellow at the American College of Physicians and the American College of Chest Physicians. He attended Dartmouth College and received an M.D. from The University of Vermont. Dr. Meeker’s experience in the industry, his executive leadership skills, his work with orphan drugs and in rare disorders, his scientific and medical background and his understanding of clinical development provide Dr. Meeker with a unique understanding of our A0001 program and other development programs. Dr. Meeker also serves an important role as a liaison with management regarding clinical and technical matters.

ANNE M. VANLENT
Age: 62

Anne M. VanLent has served as one of our directors since December 1998. Ms. VanLent is president of AMV Advisors, a consulting company, providing strategic planning and financial services to emerging growth life sciences companies, which she founded in 2008. Ms. VanLent served as Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a NASDAQ-listed specialty pharmaceutical company in the field of dermatology, from May 2002 to May 2008. Prior to joining Barrier, Ms. VanLent served as a principal of The Technology Compass Group, LLC, a healthcare/technology consulting firm, which she founded in October 2001. From mid-1997 to October 2001, Ms. VanLent served as Executive Vice President, Portfolio Management of Sarnoff Corporation, a privately-held research and development company that creates and commercializes electronic, biomedical and information technologies. Ms. VanLent currently serves as a director and chair of the audit committee of Integra LifeSciences Holdings Corporation, a NASDAQ-listed medical technology company. Ms. VanLent received a B.A. in Physics from Mount Holyoke College. Ms. VanLent’s experience and expertise in the pharmaceutical industry and experience in strategic financial management are valuable to our board. Ms. VanLent plays a crucial role on the board by virtue of her understanding of corporate governance matters and through her service as chair of the Audit Committee and Nominating and Corporate Governance Committee. Ms. VanLent is diligent in keeping the board abreast of current audit issues and collaborating with our independent auditors and management team.

Directors Whose Terms Expire in 2012 (Class III Directors)

JOSEPH E. EDELMAN
Age: 54

Joseph E. Edelman has served as one of our directors since June 2009. Mr. Edelman is the Chief Executive Officer and Portfolio Manager of Perceptive Advisors LLC, an investment firm focused on health care with a particular emphasis on biotechnology companies. He founded the firm in 1999. Prior to that he was Senior Analyst at Paramount Capital from 1994 to 1999, and was the Senior Biotechnology Analyst at Prudential Securities from 1990 to 1994. Mr. Edelman received his B.A. in Psychology from the University of California, San Diego, and an M.B.A. in Marketing from New York University. Mr. Edelman serves on our board to reflect the perspective of one of our two largest shareholders, Perceptive Life Sciences Master Fund Ltd.

Mr. Edelman has informed us that the Securities Exchange Commission, which we refer to as the SEC, and the Financial Industry Regulation Authority, which we refer to as FINRA, conducted inquiries into various short sales that were placed by Mr. Edelman and others associated with Perceptive Advisors LLC in 2005 and 2006 on behalf of a broker-dealer that Mr. Edelman was associated with during such time and Perceptive Life Sciences Master Fund Ltd. Mr. Edleman has informed us that FINRA Matter No. 20050007960 was resolved on or about December 18, 2008 pursuant to the terms of a letter of acceptance, waiver and consent entered into by Mr. Edelman and other persons, including persons associated with Perceptive Advisors LLC. Pursuant to the letter of acceptance, waiver and consent, Mr. Edelman agreed to the payment of a fine in the amount of $50,000, which amount was paid by Mr. Edelman from the assets of Perceptive Advisors LLC. Mr. Edelman has informed us that fines in lesser amounts were imposed against some of the other parties associated with Perceptive Advisors LLC, and that none of these fines were paid by Perceptive Life Sciences Master Fund Ltd.

Mr. Edelman has informed us that, on October 20, 2009, an inquiry conducted by the SEC’s New York Regional Office concerning primarily the same secondary offerings that were the subject of the letter of acceptance, waiver and consent was formally resolved. Pursuant to the order issued in connection with the resolution, Perceptive Advisors LLC agreed to disgorge profits and pay pre-judgment interest in the aggregate amount of $314,755.26 and to pay a fine of $125,000. Mr. Edelman has informed us that these amounts have been paid by Perceptive Advisors LLC and were not paid by Perceptive Life Sciences Master Fund Ltd.

Mr. Edelman, through his relationship with Perceptive, is associated with the following legal proceeding which is adverse to the company. On April 20, 2009, Tang Capital and Perceptive brought suit against us in the Superior Court of the State of Washington, King County, (Tang Capital Partners, et al. v. Penwest Pharmaceuticals Co.), seeking to enforce their alleged rights under the Washington Business Corporation Act to inspect certain company documents (the “King County Action”). In addition, on April 28, 2009, Tang Capital and Perceptive brought suit against us in the Superior Court of the State of Washington, Thurston County (Tang Capital Partners, et al. v. Penwest Pharmaceuticals Co.), seeking either for the court to set the number of directors to be elected at our 2009 annual meeting of shareholders at three rather than two, or for the court to require us to waive the advance notice provisions of our bylaws to permit Tang Capital and Perceptive to include a proposal in the proxy statement in which the required percentage for board approval of certain matters would be 81% or more, rather than 75% or more (the “Thurston County Action”). On May 13, 2009, Tang Capital and Perceptive dismissed this Thurston County Action reasserting the same claims via an amended complaint in the King County Action. Tang Capital and Perceptive sought preliminary injunctive relief on their claims prior to our 2009 annual meeting of shareholders and the motion was denied by the court on May 22, 2009. Although the King County Action remains pending, the proposed bylaw amendment and bylaw proposal were not approved by our shareholders at our 2009 annual meeting of shareholders. The trial of the King County Action is currently scheduled for October 4, 2010.

On February 5, 2010, Tang Capital and Perceptive delivered notice to us of their intent to nominate three individuals as candidates for election to our board of directors at our 2010 annual meeting of shareholders. In connection with such notice, Tang Capital and Perceptive provided us with certain information about such individuals. Also on February 5, 2010, Tang Capital and Perceptive each filed an amendment to its Schedule 13D filings to state as such. On May 7, 2010, Tang Capital and Perceptive filed preliminary proxy materials advocating three candidates for election to our board of directors at our 2010 annual meeting of shareholders.

KEVIN C. TANG
Age: 43

Kevin C. Tang has served as one of our directors since June 2009. Mr. Tang is the Managing Director of Tang Capital Management, LLC, an investment firm focused on the health care industry that he founded in August 2002. From September 1993 to July 2001, Mr. Tang held various positions at Deutsche Banc Alex. Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s life sciences research group. Mr. Tang currently serves as a director of Ardea Biosciences, Inc, a biotechnology company focused on the development of small-molecule therapeutics for the treatment of gout, cancer and human immunodeficiency virus (HIV), and A.P. Pharma, Inc., a specialty pharmaceutical company. Mr. Tang received his B.S. degree in Psychology from Duke University in 1989.

Mr. Tang, through his relationship with Tang Capital, is associated with the King County Action described above, which is adverse to the company.

On February 5, 2010, Tang Capital and Perceptive delivered notice to us of their intent to nominate three individuals as candidates for election to our board of directors at our 2010 annual meeting of shareholders. In connection with such notice, Tang Capital and Perceptive provided us with certain information about such individuals. Also on February 5, 2010, Tang Capital and Perceptive each filed an amendment to its Schedule 13D filings to state as such. On May 7, 2010, Tang Capital and Perceptive filed preliminary proxy materials advocating three candidates for election to our board of directors at our 2010 annual meeting of shareholders.

INFORMATION ABOUT CORPORATE GOVERNANCE

Board of Directors

Our board of directors is responsible for establishing strategy for our company, our broad corporate policies and overseeing the management of the company. Our president and chief executive officer, and our other executive officers are responsible for our day-to-day operations. Our board evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board also evaluates and elects our executive officers. Our board has adopted Corporate Governance Guidelines that govern the structure and functioning of the board and set out the board’s policies on governance issues. A copy of the Corporate Governance Guidelines is posted on the corporate governance section of our website, www.penwest.com.

Our board of directors met 18 times during 2009, including regular, special and telephonic meetings. With the exception of Dr. Drake, who did not attend three meetings of the audit committee held during 2009, each director who served as a director during 2009 attended at least 75% of the aggregate number of board meetings held during 2009, during which he or she was a director, and meetings held by all board committees on which he or she served during 2009.

Board Leadership Structure

Our board of directors does not have a policy on whether the offices of chairman of the board and chief executive officer should be separate and, if they are to be separate, whether the chairman of the board should be selected from among the independent directors or should be an employee of the company. Our board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for our company at that time.

Currently, the roles are separate. Mr. Freiman serves as our chairman of the board and Ms. Good is chief executive officer. Prior to 2005, the roles of chairman of the board and chief executive officer were combined. When Ms. Good became chief executive officer, our board determined to maintain the separation of the roles and Mr. Freiman remained as chairman of the board.

Mr. Freiman’s duties as chairman of the board include the following:

•	Chairing meetings during regular board meetings and when the independent directors meet in executive session.

•	Preparing or approving the agenda for each board meeting.

•	Meeting with any director who is not adequately performing his or her duties as a member of our board or any committee.

•	Determining the frequency and length of board meetings and recommending when special meetings of our board should be held.

•	Monitoring key objectives of the company between board meetings through interactions with the chief executive officer.

Our board believes that this leadership structure offers the following benefits:

•	Increasing the independent oversight of our company and enhancing our board’s objective evaluation of our chief executive officer.

•	Freeing the chief executive officer to focus on company operations instead of board administration.

•	Providing the chief executive officer with an experienced sounding board.

•	Providing greater opportunities for communication between shareholders and our board.

•	Enhancing the independent and objective assessment of risk by our board.

•	Providing an independent spokesman for our company.

Board Independence

Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that none of Drs. Bianchi, Drake and Meeker, Mr. Freiman, and Ms. VanLent has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under section 5605(a)(2) of the Nasdaq rules. In addition, our board of directors determined that each of Robert Hennessey and W. James O’Shea, who served as directors until their terms expired at the 2009 annual meeting, was an “independent director” as defined under section 5605(a)(2) of the Nasdaq rules. Only independent directors serve on our standing board committees.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and governance committee. The members of the committees are as follows:

Audit	Compensation	Nominating and Governance

Anne M. VanLent (Chair)	Christophe M. Bianchi (Chair)	Anne M. VanLent (Chair)
Peter F. Drake	Peter F. Drake	Peter F. Drake
David P. Meeker	Paul E. Freiman	David P. Meeker

Each committee operates under a charter that has been approved by our board of directors. Current copies of charters for the audit committee, compensation committee and nominating and governance committee are posted on the corporate governance section of our website, www.penwest.com.

Audit Committee

The audit committee assists the board in overseeing our financial reporting process. Its responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of director’s oversight of our internal control over financial reporting, and disclosure controls and procedures;

•	reviewing and approving any related party transactions;

•	serving as the qualified legal compliance committee, the purpose of which is to receive, review, investigate and respond to reports from attorneys reporting evidence of material violations;

•	reviewing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules, which is included on page 19 of this proxy statement.

Our board of directors has determined that all of the audit committee members are independent as defined under the rules of The NASDAQ Stock Market, including the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Our board of directors has also determined that Anne M. VanLent qualifies as an audit committee financial expert. In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the NASDAQ listing standards, our board considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with public-reporting companies. The audit committee met 11 times during 2009.

Compensation Committee

The compensation committee assists the board on matters related to compensation and benefits. Its responsibilities include:

•	reviewing and approving all aspects of the compensation of our chief executive officer and other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	periodically reviewing and making recommendations to the board relating to management succession planning;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules; and

•	preparing the compensation committee report required by SEC rules, which is included on page 19.

The compensation committee met six times during 2009. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes”.

Nominating and Governance Committee

The nominating and governance committee identifies individuals qualified to become board members and recommends to the board the persons to be nominated by the board for election as directors at the annual meeting of shareholders. In addition, the nominating and governance committee oversees the evaluation of the board of directors and develops corporate governance principles. These guidelines have been adopted by the board and are posted on the corporate governance section of our website, www.penwest.com.

The nominating and governance committee’s responsibilities include:

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board corporate governance guidelines; and

•	overseeing an annual self-evaluation of the board to determine if it is functioning effectively.

The nominating and governance committee met eight times in 2009. The processes and procedures followed by our nominating and governance committee in identifying and evaluating director candidates are described below under the heading “Director Candidates and Nomination Process.”

Board’s Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, with reviews of certain areas being conducted by relevant committees that report directly to the board of directors. The oversight responsibility of the board of directors and its committees is enabled by management reporting processes that are designed to provide visibility to the board of directors about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, health, safety, environmental, political and reputational risks. Our board of directors regularly reviews information regarding our strategy, operations, credit and liquidity, as well as the risks associated with each. Our compensation committee is responsible for overseeing risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing financial risks and risks associated with related party transactions. Our nominating and corporate governance committee is responsible for overseeing risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through committee reports about such risks.

Executive and Director Compensation Processes

The compensation committee has implemented an annual performance review program for our executives, under which annual performance goals for the company as a whole and for the chief executive officer are determined and set forth in writing. Annual corporate goals are proposed by management and approved by the compensation committee at the beginning of each calendar year. These corporate goals target the achievement of specific development, clinical, commercial business and operational milestones. Individual goals set for members of management focus on contributions that facilitate the achievement of the corporate goals. Individual goals for the chief executive officer are the same as the corporate goals. Individual goals for the rest of the management team are proposed by the individual, recommended by the chief executive officer and approved by the compensation committee. During the first calendar quarter of each year, we evaluate individual and corporate performance, including against the written goals for the recently completed year. This process leads to a recommendation by the chief executive officer for annual executive salary increases and annual stock option awards and bonuses, if any, for each of the executive officers other than the chief executive officer, which is then reviewed and approved by the compensation committee. In the case of the chief executive officer, her individual performance evaluation is conducted by the compensation committee, which determines her compensation changes and awards. Based on the evaluations and the other factors described under “Compensation Discussion and Analysis” below, annual base salary increases, annual stock option awards and annual bonuses for all executives, to the extent granted, are implemented during the first calendar quarter of the year.

Director Candidates and Nomination Process

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests of board members and others for recommendations, as well as the engagement of director search firms from time to time. The nominating and governance committee meets from time to time to evaluate biographical information and background material relating to potential candidates, and selected candidates are interviewed by members of the nominating and governance committee and by the full board.

The nominating and corporate governance committee evaluates director candidates based upon a number of criteria, including:

•	reputation for integrity, honesty and adherence to high ethical standards;

•	demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to our current and long-term objectives, and willingness and ability to contribute positively to our decision-making process;

•	the current overall skill set of the board, and any identified gaps for which the individual may bring the expertise;

•	commitment to understanding our business and our industry, and to regularly attend and participate in board and committee meetings;

•	ability to understand the sometimes conflicting interests of the various constituencies of our company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interest of all shareholders; and

•	an absence of conflicts of interests, or the appearance of conflicts of interest, that would impair the nominee’s ability to represent the interests of all shareholders and to fulfill the responsibilities of a director.

Our corporate governance guidelines specify that the value of diversity on the board should be considered by the nominating and governance committee in the director identification and nomination process. The committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The usual process in uncontested elections for considering an incumbent director for reelection to the board of directors is that our nominating and governance committee considers the composition of the entire board, the strengths and contributions of each member of the board, the strengths and contributions of the particular director being considered and his compliance with the company’s corporate governance guidelines. After discussion among the committee members, the committee decides whether to recommend to the full board that the director be nominated for reelection.

Shareholder Nominees

Shareholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to the stock ownership of such shareholder or group of shareholders to: Nominating and Governance Committee, c/o Corporate Secretary, Penwest Pharmaceuticals Co., 2981 Route 22, Suite 2, Patterson, New York 12563. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of shareholders.

In connection with this year’s annual meeting, the nominating and corporate governance committee considered three individuals recommended by Tang Capital and Perceptive, as well as each of the incumbent directors who is standing for re-election, using the same criteria and following the same process.

Shareholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and governance committee or the board, by following the procedures set forth under “Information About The Annual Meeting — How and when may I submit a proposal for the 2011 annual meeting?” in this proxy statement. Candidates nominated by shareholders in accordance with the procedures set forth in our bylaws may not be included in our proxy card for the next annual meeting.

On February 5, 2010, Tang Capital and Perceptive notified us of their intention to nominate three individuals for election as directors at the annual meeting. On May 7, 2010, Tang Capital and Perceptive filed preliminary proxy materials advocating three candidates for election to our board of directors at our 2010 annual meeting of shareholders.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to all of our directors and employees. The code of business conduct and ethics is available on our website, www.penwest.com , and is available without charge upon request to Corporate Secretary, Penwest Pharmaceuticals Co., 2981 Route 22, Suite 2, Patterson, New York 12563, telephone (845) 878-8400.

Any waiver of the code of business conduct and ethics for directors or executive officers, or any amendment to the code that applies to directors or executive officers, may be made only by the board of directors. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website. To date, no such waivers have been requested or granted.

Shareholder Communications with the Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chairman of the board is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.

Under procedures approved by the board, including a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the board should address such communications to Board of Directors, c/o Corporate Secretary, Penwest Pharmaceuticals Co., 2981 Route 22, Suite 2, Patterson, New York 12563.

Director Attendance at Annual Meeting

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of shareholders. All of our directors attended the 2009 annual meeting of shareholders.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed the company’s audited financial statements for the fiscal year ended December 31, 2009 and has discussed these financial statements with the company’s management and its independent registered public accounting firm.

The audit committee has also received from, and discussed with, the company’s independent registered public accounting firm various communications that its independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The company’s independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the company’s board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2009.

By the Audit Committee of
the Board of Directors of
Penwest Pharmaceuticals Co.

Anne M. VanLent, Chair
Peter F. Drake
David P. Meeker

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the company’s management, as set forth below under “Information About Executive and Director Compensation”. Based on this review and discussion, the compensation committee recommended to the company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
By the Compensation Committee of
the Board of Directors of
Penwest Pharmaceuticals Co.

Christophe M. Bianchi, Chair
Peter F. Drake
Paul E. Freiman

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our audit committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010. Ernst & Young LLP has been our independent registered public accounting firm since our inception. Although shareholder approval of the appointment of Ernst & Young LLP is not required by law, we believe that it is advisable to give shareholders an opportunity to ratify this appointment. If this proposal is not approved at the meeting, our audit committee will reconsider this appointment.

We expect representatives of Ernst & Young LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

Our board of directors recommends a vote FOR this proposal.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table sets forth the fees billed to us for the fiscal years ended December 31, 2009 and December 31, 2008 by Ernst & Young LLP:

Fee Category	2009	2008

Audit Fees(1)	$400,000	$492,000
Audit-Related Fees(2)	45,000	42,000
Tax Fees(3)	52,900	70,000
All Other Fees(4)	2,162	3,000

Total Fees	$500,062	$607,000

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements, including our registration statements filed on Form S-3 and Form S-8 in 2008.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements, and which are not reported under “Audit Fees.” In 2009 and 2008, these fees included fees for audits of our retirement plan.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax fees in 2009 and 2008 included tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax fees in 2009 also include tax consulting services in connection with our consideration of shareholder distribution alternatives, including dividend considerations. Tax fees in 2008 also included tax consulting services in connection with our review of the ownership change provisions of Section 382 of the Internal Revenue Code.

(4)	In 2009 and 2008, all other fees related to a subscription to the Ernst & Young Global Accounting and Auditing Information Tool.

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chair of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chair of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves annually, all compensation decisions relating to our executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives, including our short-term operating goals and longer-term strategic objectives;

•	promote the achievement of key strategic, financial and operational performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align our executives’ incentives with the creation of shareholder value.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation for our executive officers at levels that the committee believes are competitive with other companies in our industry and our region that compete with us for executive talent. In addition to base salary, our executive compensation program ties a substantial portion of each executive’s overall compensation to key company strategic, financial and operational goals, such as new product development initiatives, clinical trial and regulatory progress, intellectual property portfolio development, establishment and maintenance of key strategic relationships, and exploration of business development opportunities, as well as our financial and operational performance as measured by adherence to operating budgets approved by our board of directors. We also seek to use our executive compensation program to retain our executives by granting them stock options and allowing them to participate in the long-term success of our business, as reflected in stock price appreciation, thus aligning their interests with those of our shareholders.

In making compensation decisions, the compensation committee compares our executive compensation to the executive compensation paid by a peer group of companies that the committee believes have business operations, market capitalizations, numbers of employees, revenues and growth profiles that are comparable to ours. The compensation committee reviews the foregoing factors relating to the peer group companies as necessary to determine whether any adjustments to the composition of the peer group should be made. As a result, our peer group might change from year to year.

The compensation committee worked with our senior management in 2009 and 2010 to determine the peer group to use to compare executive compensation programs. The peer group that the compensation committee used for compensation decisions made in February 2009 consisted of: Acorda Therapeutics, Adolor Corp., Anadys Pharma, Anesiva Inc., Antares Pharma, Aradigm Corp., Depomed Inc., Durect Corp., Epicept Corp., Jazz Pharma, Nastech Pharma, Neurocrine Bisoscience, Repligen Corp., Scolr Pharma Inc., and Targacept Inc. In connection with the compensation decisions made in February 2010, the compensation committee used an adjusted peer group that consisted of: Adolor Corp., Anadys Pharma, Ardea Biosciences, Inc., Antares Pharma, Aradigm Corp., CombinatoRx, Incorporated, Depomed Inc., Durect Corp., Epicept Corp., Jazz Pharma, Ligand Pharmaceuticals, Inc., Neurocrine Bisoscience, Repligen Corp., Scolr Pharma Inc., and Targacept Inc.

The compensation committee also considers industry survey data regarding executive compensation to understand industry compensation practices. In both February 2009 and February 2010, the compensation committee supplemented data regarding the peer group of such year with survey data from the Radford Biotechnology Survey.

In making compensation decisions, the compensation committee generally targets compensation for executives at the 50th percentile. The committee intends that if an executive achieves the individual and company performance goals determined by the committee, then the executive should have the opportunity to receive compensation that is competitive with peer group and industry norms. The committee, however, may vary this general target with respect to executives based on other factors including individual contribution and performance, reporting structure, complexity and importance of role and responsibilities, leadership and growth potential.

In evaluating individual contribution and performance, reporting structure, complexity and importance of role and responsibilities, leadership and growth potential for executives other than the chief executive officer, the committee seeks the advice of our chief executive officer. Our chief executive officer meets with the committee to review each executive and makes recommendations with respect to each element of compensation for each executive.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash incentive bonuses;

•	stock option awards;

•	change in control benefits; and

•	health and life insurance, and other employee benefits.

We do not have any formal or informal policy or target for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing industry information, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

The committee uses base salary to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including our executives. Base salaries are reviewed annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Base salaries may also be increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives, promoting our core values and demonstrating leadership abilities. Additionally, the compensation committee adjusts base salaries as warranted throughout the year for promotions, other changes in the scope or breadth of an executive’s role or responsibility, or other market changes.

In January and February 2009, the compensation committee met to determine the executive officers’ base salaries for 2009. After discussion of the executive officers’ performance and market levels, as well as the other factors noted herein, the committee determined not to increase the executive officers’ base salaries for 2009. The committee made this determination based on the economic environment and concerns about our cash reserves. As a result, our executive officers’ base salaries for 2009 were as follows:

Base Salary
Executive Officer	for 2009

Jennifer L. Good,	$387,000
President and Chief Executive Officer
Thomas R. Sciascia, M.D.,	$310,000
Senior Vice President, Clinical Development and Regulatory and Chief Medical Officer
Amale Hawi, Ph.D.,	$281,600
Senior Vice President, Pharmaceutical Development
Anand R. Baichwal, Ph.D.,	$248,000
Senior Vice President, Licensing and Chief Scientific Officer

In February 2010, the compensation committee approved the following base salaries for our named executive officers, effective March 1, 2010.

Base Salary
Executive Officer	for 2010

Jennifer L. Good,	$410,000
President and Chief Executive Officer
Thomas R. Sciascia, M.D.,	$319,000
Senior Vice President, Clinical Development and Regulatory and Chief Medical Officer
Amale Hawi, Ph.D.,	$290,000
Senior Vice President, Pharmaceutical Development
Anand R. Baichwal, Ph.D.,	$258,000
Senior Vice President, Licensing and Business Development

Annual Cash Incentive Bonus Plan

Our executive compensation program includes an annual cash incentive bonus plan for our executive officers that is intended to motivate each of them to work toward the achievement of company strategic, operational and financial targets and individual performance objectives, and to reward our executive officers when their efforts result in success for us. Bonus targets under the annual cash incentive bonus plan are calculated as a percentage of each executive officer’s base salary, with targets corresponding to the rank of the executive. The target percentages set for 2009 were 40% for Ms. Good and 30% for each other named executive officer.

The compensation committee approves corporate goals for each year and determines potential bonus amounts based on the achievement of these goals and individual performance goals. Our corporate targets generally conform to certain operational goals, such as advancing development programs and meeting specified financial targets. The compensation committee works with our chief executive officer to develop challenging goals that it believes can be reasonably achieved during the year and to weight the various goals for the corporate targets. Individual objectives are tied to the particular area of expertise of an executive officer and his or her role and responsibilities. Achievement of these individual objectives is measured relative to external forces, internal resources utilized and overall individual effort. Individual objectives are based on a variety of factors, including the achievement of corporate goals. The individual performance objectives for each executive officer (other than our chief executive officer) are determined by the chief executive officer. In the case of our chief executive officer, the individual objectives are reviewed with the compensation committee and are based on the achievement of our corporate goals.

In determining the total cash payments made under the bonus plan, the committee assigns 75% weighting to the achievement of our corporate goals and 25% weighting to individual performance objectives. After the end of each fiscal year, the compensation committee reviews the corporate goals and individual objectives for the previous year and determines whether such goals and objectives were achieved and the level of achievement by each officer. Whether an executive officer has achieved his or her individual performance objectives is determined by the chief executive officer and is reviewed with the compensation committee.

In establishing our corporate goals for 2009, the committee considered the objectives for 2009 that had been discussed with the full board and publicly announced by us. The corporate-level goals that the committee adopted for 2009 and the weighting attached to each of these goals were as follows:

2009 Goals	Weighting

Manage our cash expenditures so that our cash resources at December 31, 2009 equal at least $10 million	15%
Execute at least two new individual drug delivery technology agreements or a multi-drug agreement, with cash generated from these new agreements of at least $1 million in 2009 and total cash generated under all of our drug delivery technology agreements of $1.5 million in 2009	20%
Execute at least one licensing transaction for Opana ER that generates at least $1 million in cash in 2009	20%
Commence a Phase IIa clinical trial of A0001 in 2009, with data analysis expected by the end of the first quarter of 2010	30%
Select and acquire a back-up compound from Edison Pharmaceuticals	15%

In February 2010, the committee evaluated our 2009 performance against our 2009 corporate goals and determined that 87% of the 2009 corporate goals had been achieved. In calculating the 87%:

•	The committee recognized that we had exceeded our goals with respect to end of year cash and our drug delivery technology business. The Committee agreed to a credit of 20% with respect to our cash goal as our end of the year cash level (excluding proxy costs) exceeded our cash target by 28% and a credit of 27% with respect to our drug delivery technology goal as we signed two agreements in 2009 and total cash generated under our drug delivery technology agreements was 35% higher than our cash target.

•	The committee recognized that we had achieved our goal with respect to the Edison back-up compound and agreed to a credit of 15% as we selected and acquired the compound in September 2009.

•	The committee recognized that we had partially achieved our A0001 clinical goal and agreed to a credit of 10% in recognition of the progress made in this program during 2009, including the commencement of two Phase IIa proof of concept trials for A0001, including one in patients with Friedreich’s Ataxia, with data expected in the third quarter of 2010. The committee also recognized that we had partially achieved our Opana ER licensing goal as the agreement entered into with Valeant Pharmaceuticals generated less than $1 million in cash for us after sharing the proceeds with our collaborator, Endo Pharmaceuticals, and taking into account foreign currency conversion, and agreed to a credit of 15%.

In February 2010, the committee also evaluated the individual performance of our executive officers and determined the bonus credit that would be given for individual performance objectives.

•	The committee determined to give Ms. Good the full 25% for her individual performance during 2009 in recognition of her role in negotiating and signing the Opana ER transaction with Valeant Pharmaceuticals, in working under our collaboration and licensing agreements with Endo, Edison and Otsuka and in our other 2009 business development activities and in transitioning the company to profitability, as well as for her leadership of the company during an adversarial proxy contest, including with our employees, our shareholders and our business partners.

•	The committee determined that Dr. Sciascia had achieved his individual goal with respect to managing our cash burn and partially achieved his goals with respect to the clinical development of A0001, and based on this, determined to give him credit for 18% of the 25% for his individual performance objectives.

•	The committee determined that Dr. Hawi had achieved her individual goals with respect to managing our cash burn, our drug delivery technology business and the selection of a back-up compound for A0001 and had only partially achieved her goals with respect to the clinical development of A0001, and based on this, determined to give her credit for 23% of the 25% for her individual performance objectives.

•	The committee determined that Dr. Baichwal had achieved his individual goal with respect to managing our cash burn, had exceeded his goal with respect to the cash generated under drug delivery technology agreements and did not achieve his goal with respect to Opana ER transactions, and based on this and his important role in our relationship with Otsuka and in the patent area, determined to give Dr. Baichwal credit for the full 25% for his individual performance objectives.

Based on these determinations, the committee determined the cash bonuses for 2009 as follows:

		2009 Annual
	2009 Bonus	Cash Bonus	Percentage of
Named Executive Officer	Targets	Payments	Bonus Target

Jennifer L. Good	$154,800	$139,000	90%
President and Chief Executive Officer
Thomas R. Sciascia, M.D.	$93,000	$77,000	83%
Senior Vice President, Clinical Development and Regulatory and Chief Medical Officer
Amale Hawi, Ph.D.	$84,480	$74,000	88%
Senior Vice President, Pharmaceutical Development
Anand R. Baichwal, Ph.D.	$74,400	$67,000	90%
Senior Vice President, Licensing and Business Development

The committee also considered whether to modify the officers’ bonus targets for 2010 but left them unmodified upon the determination that these targets were consistent with the targeted 50th percentile. The committee did agree to revisit Ms. Good’s bonus target for 2010 following the collection of additional market data, and on May 6, 2010, the committee, after reviewing market data regarding bonus targets for chief executive officers, approved a 2010 bonus target for Ms. Good of 50% of her annual base salary.

Stock Option Awards

Our equity award program is our primary vehicle for offering long-term incentives to our executives. The committee believes that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. In addition, the vesting feature of our equity grants is intended to further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, the compensation committee considers comparative share ownership to executives in the peer group and survey data, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such equity and the recommendations of management.

We typically make an initial equity award of stock options to new executives, annual option grants as part of the overall compensation program and other option grants in connection with promotions during the year. All grants of options to our executives are approved by the compensation committee.

Our equity awards to our executives have been in the form of stock options. The compensation committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. As with the other forms of executive compensation, we intend that the share numbers of these awards will be set near the 50th percentile of option grants by comparable companies as set forth in the compensation data.

Typically, the stock options we grant to our executives have ten-year option terms and vest in four equal annual installments. We set the exercise price of all stock options to equal the closing price of our common stock on the day of the grant. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. The stock option agreements with our executive officers provide that the stock options will become immediately exercisable in full if there is a change in control of the company, upon death or disability, or upon retirement in accordance with our normal retirement policy. Except in the case of termination for cause, exercise rights cease twelve months after the date of termination, or upon death or disability.

We do not have any equity ownership guidelines for our executives.

Equity awards to our executives are typically granted annually in conjunction with the committee’s review of their individual performance. This review generally takes place at a meeting of the compensation committee held in the first quarter of each year. We do not plan to make these annual grants of stock options at a time when we are aware of material non-public information. We generally time annual option grants so that the grants occur after the release of our financial results for the previous fiscal year.

On February 17, 2009, the compensation committee approved for our named executive officers the stock option awards set forth in the table below.

Number of Shares
Subject to Stock
Executive Officer	Options Granted

Jennifer L. Good,	100,000
President and Chief Executive Officer
Thomas R. Sciascia, M.D.,	65,000
Senior Vice President, Clinical Development and Regulatory and Chief Medical Officer
Amale Hawi, Ph.D.,	65,000
Senior Vice President, Pharmaceutical Development
Anand R. Baichwal, Ph.D.,	50,000
Senior Vice President, Licensing and Business Development

In granting these awards, the committee acknowledged that these option levels were identical to the option levels granted in 2008 and that 2008 option levels had been deemed generous in light of the relatively low cash bonuses that were granted to the executives for 2007 and determined that, given the salary freeze, the option awards should continue to be generous. The committee also considered the compensation data and determined that these awards were within the desired range with regard to the number of shares underlying the options granted to each executive.

Severance/Change in Control Benefits

Retention Agreements

We enter into executive retention agreements with each of our executive officers. Pursuant to the executive retention agreements and our stock option agreements under our stock incentive plans, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances following a change in control. We have provided more detailed information about these agreements and benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change in Control” below.

The committee first decided that we should enter into executive retention agreements with our executive officers in 2005 after reviewing the practices of other companies. The committee believed that the benefits provided for by these agreements would provide management with the appropriate incentives to act in the best interest of the shareholders, as well as help us attract and retain the necessary executive talent for growing our business. These agreements were set to expire at the end of 2008. As a result, during 2008, the committee considered whether to let the agreements expire, or to enter into new retention agreements and, if so, on what terms. After consulting with the full board, in November 2008, the committee concluded that it continued to believe that retention agreements are an important component of the incentives we provide to our executive officers. As a result, the committee recommended, and the board approved, new executive retention agreements for our executive officers. These agreements expire on December 31, 2011.

As with the expired agreements, we structured the new executive retention agreements to provide “double trigger” benefits. In other words, the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability, or by the executive for good reason during a specified period after the change in control. This period was initially 12 months. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their job. Our stock option agreements, however, do provide for full acceleration of vesting upon a change in control.

We did, however, adjust the change in control benefits payable under the agreements after comparing the benefits provided under the expiring agreements with the benefits generally provided in similar circumstances by other companies in the industry. Under the prior agreements, the severance benefits had been determined based on the number of years of service with the company. Under the new agreements, benefits are determined based on the executive’s position with the company.

On March 16, 2010, we entered into amendments to the agreements with each of our executive officers. Under the amended agreements, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability, or by the executive for good reason during the 18-month period following the change in control, rather than the 12-month period initially provided by the agreement. The amended agreements also provide for earlier payment of the severance amounts (including payment of as much as possible in a lump sum) to the extent permitted by Section 409A of the Internal Revenue Code. The amended agreement did not increase the amount of severance payable to the executives. The compensation committee approved the amendments in recognition of the uncertainty our executives faced as a result of the anticipated proxy contest in connection with the 2010 annual meeting of shareholders.

Severance

In connection with the resignation of Mr. Palleiko, our former Senior Vice President, Corporate Development, and Chief Financial Officer, on January 21, 2009, the committee approved a severance and settlement and release agreement with Mr. Palleiko that provided for a severance payment in the aggregate amount of $225,750, which was paid in equal bi-weekly installments to Mr. Palleiko over the nine months following the date of his termination, plus $15,416 in premiums paid on behalf of Mr. Palleiko in respect of health, dental and vision insurance coverage for the nine-month period following Mr. Palleiko’s termination. Additionally, the severance agreement provided for acceleration of vesting with respect to an aggregate of 16,250 shares of common stock under stock options issued to Mr. Palleiko on March 13, 2008 and June 11, 2008, such that the shares became immediately exercisable as of January 30, 2009. 11,375 of such shares had an exercise price of $2.62, and 4,875 of such shares had an exercise price of $3.05. The closing price of our common stock on the NASDAQ Global Market was $1.77 on January 30, 2009, the date on which such options were modified to become fully vested. In approving these benefits, the committee considered the terms of prior separation arrangements entered into by us with former executive officers and the contributions made by Mr. Palleiko during his tenure with us.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We contribute $0.75 for every dollar of employee contributions to the 401(k) plan, up to 6% of the employee’s eligible pay.

We limit the perquisites that we make available to our executive officers. Our executive officers are entitled to few benefits that are not otherwise available to all of our employees. For example, we do not provide pension arrangements, post-retirement health coverage or similar benefits to our executive officers or our other employees. Similarly, our health and insurance plans are the same for all employees.

In 2009, Ms. Good received a monthly allowance of $1,000 of reimbursement for her vehicle. We also paid the hotel and living expenses of Dr. Sciascia for those nights that he stayed in Danbury, Connecticut.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to each of our chief executive officer, our chief financial officer and each other officer whose compensation is required to be reported to our shareholders pursuant to the Exchange Act by reason of being among our three most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Risks Arising from Compensation Policies and Practices

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, although the corporate performance metrics that determine payouts for certain business operations leaders are based in part on the achievement of business segment metrics, the metrics that determine payouts for our executive officers are company-wide metrics only. This is based on our belief that applying company-wide metrics encourages decision-making that is in the best long-term interests of Penwest and our shareholders as a whole. The mix of equity award instruments used under our long-term incentive program that includes full value awards also mitigates risk. Finally, the multi-year vesting of our equity awards properly accounts for the time horizon of risk.

Executive Compensation

Summary Compensation

The following table contains information about the compensation of each of our named executive officers for the years ended December 31, 2009, December 31, 2008, and December 31, 2007.

Summary Compensation Table

					Non-Equity
					Incentive
				Option	Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)		($)

Jennifer L. Good(3)	2009	$398,130	$—	$98,000	$139,000	$24,600	(4)	$659,730
President and	2008	381,374	—	178,600	92,880	23,925		676,779
Chief Executive Officer	2007	369,339	45,000	453,050	—	23,700		891,089
Benjamin L. Palleiko(5)	2009	29,231	—	—	—	241,885	(6)	271,116
Former Senior Vice President,	2008	296,028	—	116,090	36,120	18,475		466,713
Corporate Development and Chief Financial Officer	2007	287,878	29,200	209,100	—	17,478		543,656
Thomas R. Sciascia, M.D.	2009	318,991	—	63,700	77,000	17,535	(7)	447,226
Senior Vice President,	2008	305,086	—	116,090	55,800	17,707		494,683
Clinical Development and Regulatory and Chief Medical Officer	2007	294,652	30,000	313,650	—	17,773		656,075
Amale Hawi, Ph.D.(8)	2009	292,099	—	63,700	74,000	12,180	(9)	441,979
Senior Vice President,	2008	279,565	—	89,300	63,360	11,505		443,730
Pharmaceutical Development	2007	172,404	—	684,000	18,425	4,011		878,840
Anand R. Baichwal, Ph.D.	2009	254,607	—	49,000	67,000	12,600	(10)	383,207
Senior Vice President, Licensing	2008	244,334	—	80,370	40,920	11,925		377,549
and Business Development	2007	234,652	24,000	209,100	—	11,700		479,452

(1)	Aggregate grant date fair value of option awards granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The grant-date fair value was determined using a Black-Scholes valuation applied to the number of shares which may be purchased under an option grant. The assumptions used in the Black-Scholes valuations and the resulting values per share may be found in Note 11 of the company’s 2009 Form 10-K filed with the SEC on March 16, 2010.

(2)	The amounts in this column reflect payments made under our annual cash incentive bonus program, which is described above in “Compensation Discussion and Analysis.”

(3)	Ms. Good is also a member of our board of directors but does not receive any additional compensation in her capacity as a director.

(4)	Consists of:

• $12,000 in an automobile allowance;

• $11,025 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Ms. Good for supplemental life and disability insurance plans.

(5)	In connection with the resignation of Mr. Palleiko, our former Senior Vice President, Corporate Development, and Chief Financial Officer, on January 21, 2009, the committee approved a severance and settlement and release agreement with Mr. Palleiko that provided for a severance payment in the aggregate amount of $225,750, which was paid in equal bi-weekly installments to Mr. Palleiko over the nine months following the date of his termination, plus $15,416 in premiums paid on behalf of Mr. Palleiko in respect of health, dental and vision insurance coverage for the nine-month period following Mr. Palleiko’s termination. Additionally, the severance agreement provided for acceleration of vesting with respect to an aggregate of 16,250 shares of common stock under stock options issued to Mr. Palleiko on March 13, 2008 and June 11, 2008, such that the shares became immediately exercisable as of January 30, 2009.

(6)	Consists of the payments described in footnote 5, in connection with the termination of Mr. Palleiko’s employment, in addition to the following payments made during Mr. Palleiko’s employment:

• $588 in hotel and living expense reimbursements for Mr. Palleiko;

• $131 in premiums paid on behalf of Mr. Palleiko for supplemental life and disability insurance.

(7)	Consists of:

• $4,935 in hotel and living expense reimbursements for Dr. Sciascia;

• $11,025 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Dr. Sciascia for supplemental life and disability insurance plans.

(8)	Dr. Hawi joined the company in May 2007.

(9)	Consists of:

• $11,025 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,155 in premiums paid on behalf of Dr. Hawi for supplemental life and disability insurance plans.

(10)	Consists of:

• $11,025 in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan; and

• $1,575 in premiums paid on behalf of Dr. Baichwal for supplemental life and disability insurance plans.

Employment Letter Arrangements and Other Agreements with our Named Executive Officers

In connection with the resignation of Mr. Palleiko, our former Senior Vice President, Corporate Development, and Chief Financial Officer, on January 21, 2009, the committee approved a severance and settlement and release agreement with Mr. Palleiko that provided for a severance payment in the aggregate amount of $225,750, which was paid in equal bi-weekly installments to Mr. Palleiko over the nine months following the date of his termination, plus $15,416 in premiums paid on behalf of Mr. Palleiko in respect of health, dental and vision insurance coverage for the nine-month period following Mr. Palleiko’s termination. Additionally, the severance agreement provided for acceleration of vesting with respect to an aggregate of 16,250 shares of common stock under stock options issued to Mr. Palleiko on March 13, 2008 and June 11, 2008, such that the shares became immediately exercisable as of January 30, 2009.

We have entered into executive retention agreements with each of our named executive officers. A description of the executive retention agreements entered into with each named executive officer is included under “Potential Payments Upon Termination or Change in Control” below.

Grants of Plan-Based Awards During 2009

The following table summarizes information regarding options granted to each of the named executive officers during the year ended December 31, 2009.

2009 Grants of Plan-Based Awards

					All Other
					Option
					Awards:		Grant
					Number of	Exercise or	Date
	Estimated Future Payouts Under				Securities	Base Price	Fair
	Non-Equity Incentive Plan Awards				Underlying	of Option	Value of
	Threshold	Target	Maximum	Grant	Options	Awards	Option
Name	($)	($)(1)	($)	Date	(2)	($/Sh)(3)	Awards(4)

Jennifer L. Good	—	—	154,800	3/5/09	100,000	$1.56	$98,000
Benjamin L. Palleiko	—	—	—	—	—	—	—
Thomas Sciascia, M.D.	—	—	93,000	3/5/09	65,000	1.56	63,700
Amale Hawi, Ph.D.	—	—	84,480	3/5/09	65,000	1.56	63,700
Anand R. Baichwal, Ph.D.	—	—	74,400	3/5/09	50,000	1.56	49,000

(1)	This reflects the targets set for 2009 under our annual cash incentive bonus program, as described in “Compensation Discussion and Analysis.”

(2)	Options granted in 2009 to the named executive officers become exercisable in four equal annual installments, commencing one year after the vesting commencement date, which is typically the grant date.

(3)	The exercise price of the stock option awards is equal to the closing price of our common stock on the grant date as reported by the NASDAQ Global Market.

(4)	Grant date fair value of option awards computed in accordance with ASC Topic 718.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table summarizes information regarding unexercised stock options held by the named executive officers as of December 31, 2009.

2009 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised		Option
	Options		Options		Exercise	Option
	(#)		(#)		Price	Expiration
Name	Exercisable		Unexercisable		($)	Date

Jennifer L. Good	22,000		—		12.75	2/02/2010
	32,000		—		12.00	3/01/2011
	32,000		—		19.13	2/14/2012
	50,000		—		9.90	2/20/2013
	50,000		—		16.39	2/12/2014
	45,000		—		10.35	2/17/2015
	50,000		—		16.14	11/23/2015
	37,500	(1)	12,500	(1)	22.67	2/09/2016
	32,500	(2)	32,500	(2)	13.02	3/01/2017
	17,500	(3)	52,500	(3)	2.62	3/13/2018
	7,500	(4)	22,500	(4)	3.05	6/11/2018
	—		100,000	(5)	1.56	3/5/2019
Benjamin L. Palleiko	75,000		—	(7)	17.15	1/21/2010
	7,500		—	(7)	13.02	1/21/2010
	11,375		—	(7)(8)	2.62	1/21/2010
	4,875		—	(7)(8)	3.05	1/21/2010
Thomas R. Sciascia, M.D.	75,000		—		13.00	3/06/2011
	25,000		—		19.13	2/14/2012
	36,000		—		9.90	2/20/2013
	30,000		—		16.39	2/12/2014
	35,000		—		10.35	2/17/2015
	22,500	(1)	7,500	(1)	22.67	2/09/2016
	22,500	(2)	22,500	(2)	13.02	3/01/2017
	11,375	(3)	34,125	(3)	2.62	3/13/2018
	4,875	(4)	14,625	(4)	3.05	6/11/2018
	—		65,000	(5)	1.56	3/5/2019
Amale Hawi, Ph.D.	50,000	(6)	50,000	(6)	12.09	5/02/2017
	8,750	(3)	26,250	(3)	2.62	3/13/2018
	3,750	(4)	11,250	(4)	3.05	6/11/2018
	—		65,000	(5)	1.56	3/5/2019
Anand R. Baichwal, Ph.D.	15,000		—		12.75	2/02/2010
	20,000		—		12.00	3/01/2011
	20,000		—		19.13	2/14/2012
	20,000		—		9.90	2/20/2013
	20,000		—		10.35	2/17/2015
	22,500	(1)	7,500	(1)	22.67	2/09/2016
	15,000	(2)	15,000	(2)	13.02	3/01/2017
	7,875	(3)	23,625	(3)	2.62	3/13/2018
	3,375	(4)	10,125	(4)	3.05	6/11/2018
	—		50,000	(5)	1.56	3/5/2019

(1)	These options vest in four equal annual installments with the first installment vesting on February 9, 2007.

(2)	These options vest in four equal annual installments with the first installment vesting on March 1, 2008.

(3)	These options vest in four equal annual installments with the first installment vesting on March 13, 2009.

(4)	These options vest in four equal annual installments with the first installment vesting on June 11, 2009.

(5)	These options vest in four equal installments with the first installment vesting on March 5, 2010.

(6)	These options vest in four equal annual installments with the first installment vesting on May 2, 2008.

(7)	These options expired one year from the date of termination of Mr. Palleiko’s employment with us.

(8)	Vesting of options was accelerated in 2009 as part of the severance agreement between Mr. Palleiko and the company.

Option Exercises and Stock Vested During 2009

None of the named executive officers exercised any vested options during 2009. We do not have a policy of granting our named executive officers restricted or non-restricted shares of our common stock. We did not grant to any named executive officers any awards of common stock in 2009.

Potential Payments Upon Termination or Change in Control

On November 12, 2008, we entered into executive retention agreements with each of our executive officers. These retention agreements replaced prior retention agreements with each of our executive officers that had been scheduled to expire on December 31, 2008. On March 10, 2010, we entered into amendments to these agreements.

The retention agreements, as amended, provide that, if, within 18 months following a change in control of our company, the executive’s employment is terminated by us other than for cause, death, or disability, or by the executive for good reason, as such terms are defined in the retention agreements:

•	we will pay the executive an amount equal to either 200% (in the case of our chief executive officer) or 150% (in the case of our other executive officers) of the highest annual base salary during the period of the executive’s employment with us and the highest annual bonus during the period of the executive’s employment with us, including the target bonus of the executive for the calendar year during which the date of termination occurs, with such amount to be paid as soon as possible following termination, to the extent permitted by Section 409A of the Internal Revenue Code;

•	we will pay the full premium for group medical insurance under the continuation coverage rules known as COBRA, up to the amount that we pay for active and similarly-situated employees who receive the same type of coverage, with such payments to last until the earlier of (i) 24 months (in the case of our chief executive officer) or 18 months (in the case of our other executive officers) following the date the executive’s employment is terminated and (ii) the date the COBRA continuation coverage expires; and

•	the vesting of all stock options and restricted stock held by the executive will be accelerated in full, to the extent not already vested, and all shares of stock underlying stock options and all shares of restricted stock will be free of any right of repurchase by us.

The retention agreements terminate if a change in control of the company does not occur prior to December 31, 2011.

The following table shows payments and benefits potentially payable to each of our named executive officers that was employed with us on December 31, 2009 if he or she were to be terminated other than for cause, death or disability, or resigns for good reason following a change in control of our company. The amounts shown assume that such termination was effective as of December 31, 2009, and thus include amounts earned through such time, and are estimates of the amounts that would be paid out to the executive upon his or her termination. Mr. Palleiko is not included on the following table as his employment with the company terminated in January 2009, as described under “Severance/Change in Control Benefits — Severance”.

			Continuing	Additional	Acceleration of
	Base Salary	Bonus	Benefits	Payments	Stock
Name	($)	($)	($)	($)(1)	Options(2)($)

Jennifer L. Good	774,000	309,600	36,624	10,000	103,000
Thomas R. Sciascia, M.D.	465,000	139,500	31,041	10,000	66,950
Amale Hawi, Ph.D.	422,400	126,720	9,996	10,000	66,950
Anand R. Baichwal, Ph.D.	372,000	111,600	31,054	10,000	51,500

(1)	Consists of compensation for the discontinuance of life insurance, accidental death and dismemberment insurance and long-term disability insurance benefits that would have been provided over the 24 months (in the case of our chief executive officer) or 18 months (in the case of our other executive officers) had the executive’s employment not been terminated.

(2)	This amount would be determined by multiplying the number of option shares that would accelerate, assuming a December 31, 2009 employment termination date, by the excess of $2.59 over the exercise price of the option. $2.59 is the closing price of our common stock on the NASDAQ Global Market on December 31, 2009.

If the director nominees proposed by Tang Capital and Perceptive are elected at the annual meeting, a change in control of the company will be deemed to have occurred under the terms of the retention agreements.

Compensation of Directors

Under our director compensation program, non-employee directors receive annual fees, meeting fees and equity compensation as follows. Kevin C. Tang and Joseph E. Edelman do not accept any compensation in connection with their service as directors.

Annual Fees

Each non-employee director receives:

Annual retainer as a director	$20,000
Additional annual retainer for chairman of the board	15,000
Additional annual retainer for audit committee chair	15,000
Additional annual retainer for other audit committee members	5,000
Additional annual retainer for other board committee chairs	10,000
Additional annual retainer for other board committee members	3,000

We pay these annual retainers in quarterly installments on the first business day of each calendar quarter. Directors may elect to receive these fees in cash, shares of our common stock or a combination of both. For those directors that have elected to receive shares of stock in lieu of cash fees, we determine the number of shares of common stock to be issued in lieu of cash fees by dividing the fees to be paid in stock by the closing price of our common stock on the date the fees are otherwise payable. In 2009, we granted an aggregate of 14,014 shares of common stock related to annual retainer fees and meeting fees, as described below, to our non-employee directors at a weighted average of $2.00 per share.

Meeting Fees

We also pay our non-employee directors, in cash or shares of our common stock pursuant to a director’s election, fees of $1,500 for each board meeting attended in person and fees of between $500 and $1,000 for each board meeting attended telephonically. For those directors that have elected to receive shares of stock in lieu of cash fees, we determine the number of shares of common stock to be issued in lieu of cash fees by dividing the fees to be paid in stock by the closing price of our common stock on the date the fees are otherwise due.

Equity Compensation

On the first business day of each calendar year, we issue each non-employee director either options to purchase 12,000 shares of our common stock or a grant of 6,000 shares of restricted common stock, as elected by each director. The exercise price of the options equals the closing price of our common stock on the grant date. Options granted pursuant to this program vest on the first anniversary of the date of grant. Shares of restricted common stock granted pursuant to this program are granted without requiring payment of additional consideration by the recipient and vest on the first anniversary of the grant date. The vesting of options and of the restricted common stock granted to our non-employee directors is subject to acceleration in full upon a change in control of our company.

In addition, upon the date of the initial election of a non-employee director to our board, we grant such non-employee director 20,000 shares of restricted common stock and grant an additional 12,000 shares of restricted common stock every four years thereafter. These shares vest in four equal annual installments commencing upon the first anniversary of the date of the grant. The vesting of the restricted common stock is subject to acceleration in full upon a change in control of our company.

Expense Reimbursement

We reimburse our non-employee directors for all reasonable expenses incurred in attending meetings of the board of directors and committees of the board.

The following table summarizes the amounts paid (and stock awards made) to our non-employee directors during 2009.

2009 Director Compensation

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name(1)	($)(2)	($)(3)	($)(4)	($)

Christophe M. Bianchi, M.D.	$42,250	$—	$12,600	$54,850
Peter F. Drake, Ph.D.	36,249	30,300	—	66,549
Joseph E. Edelman(5)	—	—	—	—
Paul E. Freiman	60,250	10,020	—	70,270
Robert J. Hennessey(6)	17,750	—	12,600	30,350
David P. Meeker, M.D.	50,750	—	12,600	63,350
W. James O’Shea(7)	21,500	—	12,600	34,100
John N. Staniforth, Ph.D.(8)	11,500	10,020	—	21,520
Kevin C. Tang(5)	—	—	—	—
Anne M. VanLent	50,750	—	12,600	63,350

(1)	Jennifer L. Good, one of our directors, is also our President and Chief Executive Officer and a named executive officer. Ms. Good does not receive any additional compensation as a director. See “Summary Compensation Table” above for disclosure relating to her compensation.

(2)	Includes fees that were paid in shares of common stock in lieu of cash at the directors’ elections:

• Dr. Drake received 14,014 shares of common stock in lieu of $27,999 of cash fees

(3)	The amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant of restricted stock awards granted during 2009, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”).

(4)	The amounts shown represent the aggregate grant date fair value of option awards granted during 2009 computed in accordance with FASB ASC Topic 718. The grant date fair value was determined using a Black-Scholes valuation applied to the number of shares granted under an option. The assumptions used in the Black-Scholes valuations and the resulting values per share may be found in Note 11 of the company’s 2009 Form 10-K filed with the SEC on March 16, 2010.

(5)	Joseph Edelman and Kevin Tang have elected not to receive compensation for serving as a member of the board of directors.

(6)	Robert Hennessey’s term as a director expired at the 2009 annual meeting. In connection with this, the vesting of options to purchase 12,000 shares of our common stock, and the vesting of 6,000 shares of our restricted stock granted to him in 2007, were accelerated in full. The grant date fair value of such options was $12,600, and the fair value of such options on the date of acceleration was $11,640. The grant date fair value of such restricted stock was $88,710, and the fair value of such restricted stock on the date of acceleration was $13,560.

(7)	W. James O’Shea’s term as a director expired at the 2009 annual meeting. In connection with this, the vesting of options to purchase 12,000 shares of our common stock, and the vesting of 10,000 shares of our restricted stock, were accelerated in full. The grant date fair value of such options was $12,600, and the fair value of such options on the date of acceleration was $12,480. The grant date fair value of such restricted stock was $134,100, and the fair value of such restricted stock on the date of acceleration was $24,300.

(8)	John N. Staniforth’s term as a director expired at the 2009 annual meeting. In connection with this, the vesting of 6,000 shares of our restricted stock granted to him in 2009, and the vesting of 6,000 shares of our restricted stock granted to him in 2007, were accelerated in full. The grant date fair value of such restricted stock granted to him in 2009 was $10,020, and the fair value of such restricted stock on the date of acceleration was $14,580. The grant date fair value of such restricted stock granted to him in 2007 was $89,160, and the fair value of such restricted stock on the date of acceleration was $14,580.

The following table shows the aggregate number of unvested stock awards held by each of our non-employee directors as of December 31, 2009, and the aggregate number of shares subject to options held by each of our non-employee directors as of December 31, 2009.

	Aggregate
	Number of
	Unvested Stock	Aggregate Number
	Awards as of	of Option Awards
Name	12/31/09	as of 12/31/09

Christophe M. Bianchi, M.D.	10,000	12,000
Peter F. Drake, Ph.D.	18,000	—
Joseph E. Edelman	—	—
Paul E. Freiman	12,000	58,673
Robert J. Hennessey	—	73,568
David P. Meeker, M.D.	10,000	12,000
W. James O’Shea	—	12,000
John N. Staniforth, Ph.D.	—	79,666
Kevin C. Tang	—	—
Anne M. VanLent	6,000	83,374

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee are Mr. Freiman, Dr. Drake and Dr. Bianchi. No member of the compensation committee was at any time during 2009, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the compensation committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Exchange Act.

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2009, about our common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans, which consist of our 2005 Stock Incentive Plan, our 1997 Equity Incentive Plan and our 1997 Employee Stock Purchase Plan.

Equity Compensation Plan Information

	Number of		Number of Shares
	Shares to be		Remaining Available
	Issued Upon		for Future Issuance
	Exercise of	Weighted-Average	Under Equity
	Outstanding	Exercise Price of	Compensation Plans
	Options,	Outstanding	(Excluding Shares
	Warrants and	Options, Warrants	Reflected in
	Rights	and Rights	Column A)
Plan Category	(Column A)	(Column B)	(Column C)

Equity compensation plans that have been approved by shareholders	2,615,682	$10.62	2,157,006
Equity compensation plans that have not been approved by our shareholders	—	$—	—

Total	2,615,682	$10.62	2,157,006

As of March 31, 2010, there were 2,832,705 shares subject to issuance upon the exercise of outstanding stock options or awards under our equity compensation plans, at a weighted average exercise price of $9.03, and with a weighted average remaining life of 6.55 years. In addition, as of March 31, 2010, there were 57,000 unvested shares of restricted stock outstanding under our equity compensation plans. As of March 31, 2010, there were 1,763,991 shares available for future issuance under our 2005 Stock Incentive Plan, no shares available for future issuance under our 1997 Equity Incentive Plan, and 7,803 shares available for future issuance under our 1997 Employee Stock Purchase Plan.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table presents information we know regarding the beneficial ownership of our common stock as of January 31, 2010 for each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and named executive officers and a former named executive officer, individually, and our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options and/or warrants to purchase shares of common stock that are exercisable within 60 days of January 31, 2010 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 31,808,690 shares of common stock outstanding as of January 31, 2010.

Unless otherwise indicated in the footnotes, the address of each director and named executive officer set forth below is: c/o Penwest Pharmaceuticals Co., 2981 Route 22, Suite 2, Patterson, NY 12563.

	Amount and Nature of Beneficial
	Ownership
Name and Address of Beneficial Owner	Number of Shares		Percentage

Tang Capital Management, LLC and Related Persons	6,695,598	(1)	21.0%
4401 Eastgate Mall San Diego, CA 92121
Perceptive Advisors and Related Persons	6,476,446	(2)	20.4%
499 Park Avenue, 25th Floor New York, NY 10022
D.E. Shaw & Co., L.P.	2,515,771	(3)	7.9%
120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036
Directors and Director Nominees:
Christophe M. Bianchi, M.D.	44,000	(4)	*
Peter F. Drake, Ph.D.	97,923		*
Joseph E. Edelman	6,476,446	(2)	20.4%
Paul E. Freiman	80,457	(5)	*
Jennifer L. Good	458,217	(6)	1.4%
David P. Meeker, M.D.	47,612	(7)	*
Kevin C. Tang	6,695,598	(1)	21.0%
Anne M. VanLent	126,107	(8)	*
Other Named Executive Officers:
Anand R. Baichwal, Ph.D.	187,055	(9)	*
Amale Hawi, Ph.D.	87,500	(10)	*
Thomas R. Sciascia, M.D.	349,119	(11)	1.1%
All executive officers and directors as a group (11 persons)	14,650,034		44.5%

*	Represents beneficial ownership of less than 1%.

(1)	The foregoing information is based solely on a Schedule 13D/A filed with the Securities and Exchange Commission on February 5, 2010. Tang Capital Partners, LP reports having shared voting and dispositive power for 6,396,598 shares; Tang Capital Management, LLC reports having shared voting and dispositive power for 6,396,598 shares; and Kevin C. Tang reports having sole voting and dispositive power with respect to 77,500 shares, shared voting power for 6,544,098 shares and shared dispositive power for 6,618,098 shares.

(2)	The foregoing information is based solely on a Schedule 13D/A filed with the Securities and Exchange Commission on February 5, 2010. Perceptive Advisors LLC and Mr. Joseph Edelman report having shared voting power and shared dispositive power for 6,476,446 shares.

(3)	The foregoing information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2010. David E. Shaw is the President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., LP., which in turn is the managing member and investment advisor of D.E. Shaw Valence Portfolios, L.L.C. David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 2,515,771 shares as described above and, therefore, Mr. Shaw may be deemed to be the beneficial owner of such shares. Mr. Shaw disclaims beneficial ownership of such 2,515,771 shares. D.E. Shaw Valence Portfolios, L.L.C. and D.E. Shaw & Co., L.P. report having shared voting power and shared dispositive power for 2,515,771 shares.

(4)	Includes 12,000 shares subject to outstanding stock options held by Dr. Bianchi that are exercisable within 60 days following January 31, 2010.

(5)	Includes 51,202 shares subject to outstanding stock options held by Mr. Freiman that are exercisable within 60 days following January 31, 2010.

(6)	Includes 425,250 shares subject to outstanding stock options held by Ms. Good that are exercisable within 60 days following January 31, 2010.

(7)	Includes 12,000 shares subject to outstanding stock options held by Dr. Meeker that are exercisable within 60 days following January 31, 2010.

(8)	Includes 75,616 shares subject to outstanding stock options held by Ms. VanLent that are exercisable within 60 days following January 31, 2010.

(9)	Includes 164,125 shares subject to outstanding stock options held by Dr. Baichwal that are exercisable within 60 days following January 31, 2010.

(10)	Includes 87,500 shares subject to outstanding stock options held by Dr. Hawi that are exercisable within 60 days following January 31, 2010.

(11)	Includes 308,625 shares subject to outstanding stock options held by Dr. Sciascia that are exercisable within 60 days following January 31, 2010.

Certain Relationships and Transactions with Related Persons

Related Person Transactions

We have determined that there were no related party transactions to disclose in 2009.

Policy and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Penwest is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest, which we refer to as a related person transaction.

The policy calls for proposed related person transactions to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Penwest’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during 2009, the reporting persons complied with all Section 16(a) filing requirements, other than as follows:

•	Mr. Freiman failed to timely file one Form 4 relating to one reportable transaction; and

•	Mr. Drake failed to timely file one Form 4 relating to one reportable transaction.

Our board hopes that shareholders will attend the meeting. Whether or not you plan to attend, you are urged to vote as soon as possible. You may vote by proxy over the Internet, by telephone, or by mail by submitting your proxy card by completing, signing, dating and returning your proxy card in the postage paid envelope provided. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. You may revoke your proxy at any time before its exercise at the meeting.

Your vote is extremely important. If you have any questions or require any assistance in voting your shares, please call our proxy solicitor, Mackenzie Partners LLC, toll-free at (800) 322-2885.

By order of the Board of Directors,

/s/  Frank P. Muscolo
Frank P. Muscolo
Corporate Secretary

[          ], 2010

APPENDIX A

This appendix supplements the information contained in this proxy statement which is required to be disclosed with regard to our directors, director nominees, officers and employees who, under the rules of the SEC are considered to be “participants” in the company’s solicitation of proxies from its shareholders in connection with the 2009 annual meeting. Other than executive retention agreements with each of our executive officers, there are no agreements or understandings between any participants and any other person with respect to future employment by us.

The tables below set forth all transactions that may be deemed purchases and sales of shares of the company’s common stock by the individuals who are considered “participants” between April 1, 2008 and April 1, 2010.

		Number of	Transaction
Name	Date	Shares	Type

Christophe M. Bianchi, M.D., Director	1/04/2010	6,000	(1)
	1/02/2008	6,000	(1)
Peter F. Drake, Ph.D., Director	4/01/2010	2,240	(1)
	2/19/2010	100	(1)
	1/04/2010	6,000	(1)
	1/04/2010	2,662	(1)
	10/02/2009	3,286	(1)
	7/01/2009	2,536	(1)
	4/13/2009	12,000	(1)
	4/01/2009	4,000	(1)
	1/02/2009	10,192	(1)
	11/12/2008	1,705	(1)
	10/01/2008	3,955	(1)
	9/09/2008	346	(1)
	7/01/2008	2,789	(1)
	6/11/2008	328	(1)
	4/24/2008	502	(1)
	4/01/2008	2,564	(1)
Paul E. Freiman, Director	9/03/2009	(3,466)	(3)
	1/02/2009	6,000	(1)
	11/12/2008	1,705	(1)
	10/01/2008	424	(1)
	9/09/2008	519	(1)
	7/01/2008	299	(1)
	6/11/2008	492	(1)
	6/10/2008	5,000	(3)
	5/12/2008	4,000	(3)
	4/24/2008	502	(1)
	4/01/2008	275	(1)
Jennifer L. Good, Director and Executive Officer	11/11/2009	7,500	(5)
	11/11/2009	15,007	(4)
David P. Meeker, Director	4/01/2010	2,746	(1)
	1/04/2010	6,000	(1)
	1/04/2010	3,612	(1)
Anne M. VanLent, Director	1/04/2010	6,000	(1)
	11/06/2008	(6,900)	(3)
Anand R. Baichwal, Executive Officer	—	—	—
Amale Hawi, Executive Officer	—	—	—
Thomas R. Sciascia, Executive Officer	—	—	—

(1)	Shares acquired from the company in lieu of cash compensation payable in connection with such person’s service as a director of the company.

(2)	Shares acquired upon option exercise.

(3)	Shares disposed of in open market sale.

(4)	Shares acquired under a 401(k) plan.

(5)	Shares acquired in open market purchase.

The following table sets forth purchases and sales of the company’s common stock by Tang Capital Partner, LP and its affiliates for the period set forth above. Mr. Tang, a director, is the Managing Director of Tang Capital Management LLC, which is the general partner of Tang Capital Partners, LP. The information in the table has been compiled from related disclosure by Mr. Tang in that certain definitive proxy statement filed by Tang Capital and Perceptive with the SEC on May 8, 2009. Mr. Tang’s business address is c/o Tang Capital Management, LLC, 4401 Eastgate Mall, San Diego, CA 92121.

Entity	Transaction	Security	Trade Date	Shares

Tang Capital Partners, LP	Purchase	Common Stock	5/15/2008	49,100
Tang Capital Partners, LP	Purchase	Common Stock	5/16/2008	85,400
Tang Capital Partners, LP	Purchase	Common Stock	5/19/2008	85,846
Tang Capital Partners, LP	Purchase	Common Stock	5/20/2008	76,143
Tang Capital Partners, LP	Sale	Common Stock	5/23/2008	(21,760)
Tang Capital Partners, LP	Sale	Common Stock	5/27/2008	(3,960)
Tang Capital Partners, LP	Sale	Common Stock	5/28/2008	(20,000)
Tang Capital Partners, LP	Sale	Common Stock	5/29/2008	(24,280)
Tang Capital Partners, LP	Sale	Common Stock	6/3/2008	(20,000)
Tang Capital Partners, LP	Sale	Common Stock	6/10/2008	(20,800)
Tang Capital Partners, LP	Sale	Common Stock	6/11/2008	(58,898)
Tang Capital Partners, LP	Sale	Common Stock	6/12/2008	(14,487)
Tang Capital Partners, LP	Purchase	Common Stock	6/18/2008	87,511
Tang Capital Partners, LP	Purchase	Common Stock	6/19/2008	16,000
Tang Capital Partners, LP	Sale	Common Stock	6/27/2008	(5,000)
Tang Capital Partners, LP	Purchase	Common Stock	6/30/2008	11,062
Tang Capital Partners, LP	Purchase	Common Stock	7/1/2008	38,938
Tang Capital Partners, LP	Sale	Common Stock	7/7/2008	(45,000)
Tang Capital Partners, LP	Sale	Common Stock	7/9/2008	(300)
Tang Capital Partners, LP	Sale	Common Stock	7/17/2008	(40,500)
Tang Capital Partners, LP	Sale	Common Stock	7/18/2008	(75,015)
Tang Capital Partners, LP	Sale	Common Stock	8/1/2008	(75,000)
Tang Capital Partners, LP	Sale	Common Stock	8/5/2008	(25,000)
Tang Capital Partners, LP	Purchase	Common Stock	9/26/2008	55,361
Tang Capital Partners, LP	Purchase	Common Stock	9/29/2008	34,369
Tang Capital Partners, LP	Purchase	Common Stock	10/6/2008	10,000
Tang Capital Partners, LP	Purchase	Common Stock	10/6/2008	6,477
Tang Capital Partners, LP	Purchase	Common Stock	10/7/2008	115,823
Tang Capital Partners, LP	Purchase	Common Stock	10/8/2008	401,614
Tang Capital Partners, LP	Purchase	Common Stock	10/8/2008	12,453
Tang Capital Partners, LP	Purchase	Common Stock	10/9/2008	16,920
Tang Capital Partners, LP	Purchase	Common Stock	10/10/2008	108,080
Tang Capital Partners, LP	Purchase	Common Stock	10/20/2008	2,122
Tang Capital Partners, LP	Purchase	Common Stock	10/21/2008	7,023
Tang Capital Partners, LP	Purchase	Common Stock	10/22/2008	35,456
Tang Capital Partners, LP	Purchase	Common Stock	10/27/2008	13,644
Tang Capital Partners, LP	Purchase	Common Stock	10/28/2008	26,755
Tang Capital Partners, LP	Purchase	Common Stock	10/29/2008	14,441
Tang Capital Partners, LP	Purchase	Common Stock	10/30/2008	17,500

Entity	Transaction	Security	Trade Date	Shares

Tang Capital Partners, LP	Purchase	Common Stock	10/31/2008	27,424
Tang Capital Partners, LP	Purchase	Common Stock	11/3/2008	10,390
Tang Capital Partners, LP	Purchase	Common Stock	11/4/2008	1,000
Tang Capital Partners, LP	Purchase	Common Stock	11/6/2008	147,200
Tang Capital Partners, LP	Purchase	Common Stock	11/7/2008	230,717
Tang Capital Partners, LP	Purchase	Common Stock	11/10/2008	151,992
Tang Capital Partners, LP	Sale	Common Stock	11/10/2008	(7,672)
Tang Capital Partners, LP	Purchase	Common Stock	11/10/2008	709,000
Tang Capital Partners, LP	Purchase	Common Stock	11/12/2008	179,435
Tang Capital Partners, LP	Purchase	Common Stock	11/14/2008	830,000
Tang Capital Partners, LP	Purchase	Common Stock	11/14/2008	7,672
Tang Family Trust	Purchase	Common Stock	12/31/2008	147,500
Tang Advisors, LLC Profit Sharing Plan	Purchase	Common Stock	12/31/2008	77,500
Chang L. Kong	Purchase	Common Stock	12/31/2008	37,500
Chung W. Kong	Purchase	Common Stock	12/31/2008	36,500
Tang Capital Partners, LP	Purchase	Common Stock	12/31/2008	661,000
Tang Capital Partners, LP	Purchase	Common Stock	1/9/2009	1,015,000
Tang Capital Partners, LP	Purchase	Common Stock	2/17/2009	665,000
Tang Capital Partners, LP	Purchase	Common Stock	2/19/2009	45,000
Tang Capital Partners, LP	Purchase	Common Stock	2/23/2009	24,140
Tang Capital Partners, LP	Purchase	Common Stock	2/24/2009	1,300
Tang Capital Partners, LP	Purchase	Common Stock	2/25/2009	69,200
Tang Capital Partners, LP	Purchase	Common Stock	3/5/2009	85,000
Tang Capital Partners, LP	Purchase	Common Stock	3/6/2009	101,500
Tang Capital Partners, LP	Purchase	Common Stock	3/6/2009	207,800
Tang Capital Partners, LP	Purchase	Common Stock	3/9/2009	296,362
Tang Capital Partners, LP	Purchase	Common Stock	3/10/2009	35,000
Tang Capital Partners, LP	Purchase	Common Stock	3/11/2009	4,100
Tang Capital Partners, LP	Purchase	Common Stock	3/11/2009	21,000

The following table sets forth purchases and sales of the company’s common stock by Perceptive Life Sciences Master Fund and its affiliates, of which Mr. Edelman, a director, is chief executive officer, for the periods set forth above. The information in the table has been compiled from related disclosure by Mr. Edelman in that certain definitive proxy statement filed by Tang Capital and Perceptive with the SEC on May 8, 2009 and in Forms 4 filed by Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC and Mr. Edelman on January 6, 2009 and January 12, 2009. Mr. Edelman’s business address is c/o Perceptive Advisors LLC, 499 Park Ave., 25th Floor, New York, NY 10022.

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Managed Account	Close Contract	June 2009 $5.00 Put Option	4/11/2008	16
Managed Account	Close Contract	January 2009 $5.00 Put Option	4/11/2008	10
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	5/6/2008	2,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	June 2009 $5.00 Put Option	5/6/2008	25

				Shares/Contracts/
				Number of
Entity	Transaction	Security	Trade Date	Warrants

Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	5/14/2008	2,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	June 2009 $5.00 Put Option	5/14/2008	25
Managed Account	Purchase	Common Stock	6/20/2008	3,500
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	6/20/2008	91,500
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	6/20/2008	27,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	June 2009 $5.00 Put Option	6/20/2008	915
Perceptive Life Sciences Master Fund Ltd.	Assigned	June 2009 $5.00 Put Option	6/20/2008	275
Managed Account	Assigned	June 2009 $5.00 Put Option	6/20/2008	35
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	9/26/2008	4,500
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $5.00 Put Option	9/26/2008	45
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/14/2008	300
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $5.00 Put Option	10/14/2008	3
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	10/24/2008	3,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $5.00 Put Option	10/24/2008	30
Perceptive Life Sciences Master Fund Ltd.	Transfer	Common Stock	12/24/2008	274,362
Managed Account	Purchase	Common Stock	12/29/2008	2,300
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	12/29/2008	4,700
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $5.00 Put Option	12/29/2008	47
Managed Account	Assigned	January 2009 $5.00 Put Option	12/29/2008	23
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	1/6/2009	25,000
Perceptive Life Sciences Master Fund Ltd.	Assigned	January 2009 $5.00 Put Option	1/5/2009	250
Perceptive Life Sciences Master Fund Ltd.	Purchase	Common Stock	1/16/2009	23,900
Managed Account	Other*	Common Stock	1/30/2009	(2,300)
Managed Account	Other*	Common Stock	3/6/2009	(274,362)

*	The filings in connection with these transactions indicate that these transactions reflect the termination of the investment discretion of Perceptive Advisors LLC over the managed account. As a result of this termination, neither Perceptive Advisors LLC, nor Mr. Joseph Edelman has voting or dispositive power, or investment discretion over these shares.

PRELIMINARY COPY — SUBJECT TO COMPLETION
[FORM OF PROXY CARD]
PENWEST PHARMACEUTICALS CO.

 →

THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL
Internet and telephone voting is available through 11:59 PM Eastern Time on June 21, 2010.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
www.cesvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 21, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
TELEPHONE
1-888-693-8683
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 21, 2010. Have your proxy card in hand when you call and then follow the instructions.
MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

PENWEST PHARMACEUTICALS CO.
Vote on Directors

	FOR	WITHHOLD	FOR ALL
1. Election of Directors:	ALL	ALL	EXCEPT
1 Election of Christophe M. Bianchi as a class I director:	☐	☐	☐

2 Election of Paul E. Freiman as a class I director:

3 Election of Jennifer L. Good as a class I director:
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

Vote on Company Proposal
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year:	FOR ☐	AGAINST ☐	ABSTAIN ☐
This proxy will be voted in accordance with any directions herein given. If no direction is given, this proxy will be voted for the director nominees and proposal 2.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting	YES	☐	NO	☐
Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereof the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
IMPORTANT- PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [Please sign within box.]	Date

Signature (Joint Owner)	Date

PENWEST PHARMACEUTICALS CO.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday June 22, 2010

10:00 AM Local Time

The Ethan Allen Hotel

21 Lake Avenue Extension

Danbury, CT 06811
(see reverse side for voting instructions)
▼ FOLD AND DETACH HERE ▼

For the Annual Meeting of the Shareholders of	WHITE
Penwest Pharmaceuticals Co.	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE COMPANY
          The undersigned, revoking all prior proxies, hereby appoint(s) Jennifer L. Good and Frank P. Muscolo, and each of them, as proxies of the undersigned (with full power of substitution in them and each of them) to attend and represent the undersigned at the Annual Meeting of Shareholders of Penwest Pharmaceuticals Co. (the “Company”) to be held at The Ethan Allen Hotel, 21 Lake Avenue Extension, Danbury, Connecticut 06811 on June 22, 2010, at 10:00 a.m., and any adjourned sessions thereof, and there to act and vote as indicated, upon all matters referred to on the reverse side and described in the proxy statement relating to the annual meeting, all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present at the meeting and at any adjourned sessions thereof.
          Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate thereof the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS PROPERLY MAY COME
BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.
(Continued and to be signed on the reverse side.)